                                                                     EXHIBIT 4.1






                                 ALLERGAN, INC.

                  ZERO COUPON CONVERTIBLE SENIOR NOTES DUE 2022

                                    INDENTURE

                          DATED AS OF NOVEMBER 6, 2002

                     ---------------------------------------

                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                                     TRUSTEE

                                TABLE OF CONTENTS

                                                                                PAGE
Article I   DEFINITIONS AND INCORPORATION BY REFERENCE......................     1

      SECTION 1.1    DEFINITIONS............................................     1
      SECTION 1.2    OTHER DEFINITIONS......................................     8
      SECTION 1.3    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT......     9
      SECTION 1.4    RULES OF CONSTRUCTION..................................    10


Article II  THE SECURITIES..................................................    10

      SECTION 2.1    FORM AND DATING........................................    10
      SECTION 2.2    EXECUTION AND AUTHENTICATION...........................    12
      SECTION 2.3    REGISTRAR, PAYING AGENT AND CONVERSION AGENT...........    12
      SECTION 2.4    PAYING AGENT TO HOLD MONEY AND SECURITIES IN TRUST.....    13
      SECTION 2.5    SECURITYHOLDER LISTS...................................    13
      SECTION 2.6    TRANSFER AND EXCHANGE..................................    13
      SECTION 2.7    REPLACEMENT SECURITIES.................................    15
      SECTION 2.8    OUTSTANDING SECURITIES; DETERMINATIONS OF HOLDERS'
                     ACTION.................................................    15
      SECTION 2.9    TEMPORARY SECURITIES...................................    16
      SECTION 2.10   CANCELLATION...........................................    16
      SECTION 2.11   PERSONS DEEMED OWNERS..................................    17
      SECTION 2.12   GLOBAL SECURITIES......................................    17
      SECTION 2.13   CUSIP NUMBERS..........................................    22


Article III REDEMPTION AND CONVERSIONS......................................    22

      SECTION 3.1    OPTIONAL REDEMPTION BY THE COMPANY.....................    22
      SECTION 3.2    PURCHASE AT OPTION OF THE HOLDER UPON A
                     FUNDAMENTAL CHANGE.....................................    24
      SECTION 3.3    PURCHASE OF SECURITIES AT THE OPTION OF THE
                     HOLDER; PAYMENT OF PURCHASE PRICE OR FUNDAMENTAL
                     CHANGE PURCHASE PRICE IN STOCK.........................    25
      SECTION 3.4    FURTHER CONDITIONS FOR PURCHASE AT THE OPTION OF
                     HOLDERS UPON A FUNDAMENTAL CHANGE AND PURCHASE OF
                     SECURITIES AT THE OPTION OF THE HOLDER.................    32
      SECTION 3.5    CONVERSION OF SECURITIES...............................    34
      SECTION 3.6    CASH CONVERSION OPTION.................................    37
      SECTION 3.7    ADJUSTMENTS TO CONVERSION RATE.........................    38
      SECTION 3.8    MISCELLANEOUS PROVISIONS RELATING TO CONVERSION........    42

                                TABLE OF CONTENTS
                                   (continued)

                                                                                PAGE
      SECTION 3.9    OPTIONAL CONVERSION TO SEMI-ANNUAL CASH PAY NOTE
                     UPON TAX EVENT.........................................    45
      SECTION 3.10   CALCULATION OF ORIGINAL ISSUE DISCOUNT FOR U.S.
                     FEDERAL INCOME TAX PURPOSES............................    45
      SECTION 3.11   PAYMENT OF INTEREST....................................    46


Article IV  COVENANTS.......................................................    47

      SECTION 4.1    PAYMENT OF PRINCIPAL AND INTEREST......................    47
      SECTION 4.2    SEC AND OTHER REPORTS..................................    48
      SECTION 4.3    COMPLIANCE CERTIFICATE.................................    48
      SECTION 4.4    WAIVER OF STAY, EXTENSION OR USURY LAWS................    48
      SECTION 4.5    CORPORATE EXISTENCE....................................    49
      SECTION 4.6    TAXES..................................................    49


Article V   SUCCESSORS......................................................    49

      SECTION 5.1    WHEN COMPANY MAY MERGE OR TRANSFER ASSETS..............    49
      SECTION 5.2    SUCCESSOR CORPORATION SUBSTITUTED......................    50


Article VI  DEFAULTS AND REMEDIES...........................................    50

      SECTION 6.1    EVENTS OF DEFAULT......................................    50
      SECTION 6.2    ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.....    52
      SECTION 6.3    COLLECTION OF INDEBTEDNESS AND SUITS FOR
                     ENFORCEMENT BY TRUSTEE.................................    52
      SECTION 6.4    TRUSTEE MAY FILE PROOFS OF CLAIM.......................    53
      SECTION 6.5    TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF
                     SECURITIES.............................................    54
      SECTION 6.6    APPLICATION OF MONEY COLLECTED.........................    54
      SECTION 6.7    LIMITATION ON SUITS....................................    55
      SECTION 6.8    UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE
                     PRINCIPAL AND INTEREST.................................    55
      SECTION 6.9    RESTORATION OF RIGHTS AND REMEDIES.....................    55
      SECTION 6.10   RIGHTS AND REMEDIES CUMULATIVE.........................    56
      SECTION 6.11   DELAY OR OMISSION NOT WAIVER...........................    56
      SECTION 6.12   CONTROL BY HOLDERS.....................................    56
      SECTION 6.13   WAIVER OF PAST DEFAULTS................................    56
      SECTION 6.14   UNDERTAKING FOR COSTS..................................    57


Article VII TRUSTEE.........................................................    57

      SECTION 7.1    DUTIES OF TRUSTEE......................................    57
      SECTION 7.2    RIGHTS OF TRUSTEE......................................    59
      SECTION 7.3    INDIVIDUAL RIGHTS OF TRUSTEE...........................    59
      SECTION 7.4    TRUSTEE'S DISCLAIMER...................................    59
      SECTION 7.5    NOTICE OF DEFAULTS.....................................    60

                                TABLE OF CONTENTS
                                   (continued)

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                                                                                PAGE
      SECTION 7.6    REPORTS BY TRUSTEE TO HOLDERS..........................    60
      SECTION 7.7    COMPENSATION AND INDEMNITY.............................    60
      SECTION 7.8    REPLACEMENT OF TRUSTEE.................................    61
      SECTION 7.9    SUCCESSOR TRUSTEE BY MERGER, CONVERSION OR TRANSFER....    62
      SECTION 7.10   ELIGIBILITY; DISQUALIFICATION..........................    62
      SECTION 7.11   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY......    62


Article VIII  SATISFACTION AND DISCHARGE; DEFEASANCE........................    62

      SECTION 8.1    SATISFACTION AND DISCHARGE OF INDENTURE................    62
      SECTION 8.2    APPLICATION OF TRUST FUNDS; INDEMNIFICATION............    64
      SECTION 8.3    REPAYMENT TO COMPANY...................................    64


Article IX  AMENDMENTS AND WAIVERS..........................................    64

      SECTION 9.1    WITHOUT CONSENT OF HOLDERS.............................    64
      SECTION 9.2    WITH CONSENT OF HOLDERS................................    65
      SECTION 9.3    LIMITATIONS............................................    65
      SECTION 9.4    COMPLIANCE WITH TRUST INDENTURE ACT....................    66
      SECTION 9.5    REVOCATION AND EFFECT OF CONSENTS......................    66
      SECTION 9.6    NOTATION ON OR EXCHANGE OF SECURITIES..................    66
      SECTION 9.7    TRUSTEE PROTECTED......................................    66


Article X   MISCELLANEOUS...................................................    67

      SECTION 10.1   TRUST INDENTURE ACT CONTROLS...........................    67
      SECTION 10.2   NOTICES................................................    67
      SECTION 10.3   COMMUNICATION BY HOLDERS WITH OTHER HOLDERS............    68
      SECTION 10.4   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.....    68
      SECTION 10.5   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION..........    68
      SECTION 10.6   RULES BY TRUSTEE AND AGENTS............................    68
      SECTION 10.7   NO RECOURSE AGAINST OTHERS.............................    69
      SECTION 10.8   COUNTERPARTS...........................................    69
      SECTION 10.9   GOVERNING LAWS.........................................    69
      SECTION 10.10  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS..........    69
      SECTION 10.11  SUCCESSORS.............................................    69
      SECTION 10.12  SEVERABILITY...........................................    69
      SECTION 10.13  TABLE OF CONTENTS, HEADINGS, ETC.......................    69

                                 ALLERGAN, INC.
         RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939 AND
                     INDENTURE, DATED AS OF NOVEMBER 6, 2002

      Section 310(a)(1)..............................................7.10
             (a)(2)..................................................7.10
             (a)(3)........................................NOT APPLICABLE
             (a)(4)........................................NOT APPLICABLE
             (a)(5)..................................................7.10
             (b).....................................................7.10
      Section 311(a).................................................7.11
             (b).....................................................7.11
             (c)...........................................NOT APPLICABLE
      Section 312(a)..................................................2.5
             (b).....................................................10.3
             (c).....................................................10.3
      Section 313(a)..................................................7.6
             (b)(1)...................................................7.6
             (b)(2)...................................................7.6
             (c)(1)...................................................7.6
             (d)......................................................7.6
      Section 314(a)............................................4.2, 10.5
             (b)...........................................NOT APPLICABLE
             (c)(1)..................................................10.4
             (c)(2)..................................................10.4
             (c)(3)........................................NOT APPLICABLE
             (d)...........................................NOT APPLICABLE
             (e).....................................................10.5
             (f)...........................................NOT APPLICABLE
      Section 315(a)..................................................7.1
             (b)......................................................7.5
             (c)......................................................7.1
             (d)......................................................7.1
             (e).....................................................6.14
      Section 316(a)...........................................6.12, 6.13
             (a)(1)(A)...............................................6.12
             (a)(1)(B)...............................................6.13
             (b)......................................................6.8
      Section 317(a)(1)...............................................6.3
             (a)(2)...................................................6.4
             (b)......................................................2.4
      Section 318(a).................................................10.1

----------------

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

            Indenture dated as of November 6, 2002, between Allergan, Inc., a Delaware corporation (the "Company"), and Wells Fargo Bank, National Association, as trustee (the "Trustee").

            Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture.

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

            SECTION 1.1 DEFINITIONS.

            "Accreted Value" means, at any date of determination, (1) prior to such time as the Securities are converted to Semi-Annual Cash Pay Notes, the sum of (x) the initial offering price of each Security and (y) the portion of the excess of the Principal Amount at Maturity of each Security over such initial offering price which shall have been amortized by the Company in accordance GAAP through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each November 6 and May 6 at the rate of 1.25% per annum from the issue date through the date of determination computed on the basis of a 360-day year of twelve 30-day months and (2) at or after such time as the Securities are converted to Semi-Annual Cash Pay Notes, the Restated Principal Amount.

            "Additional Amounts" means any additional amounts which are required hereby or by any Security, under circumstances specified herein or therein, to be paid by the Company in respect of certain taxes imposed on Holders specified herein or therein and which are owing to such Holders.

            "Adjusted Accreted Value" means the Accreted Value multiplied by a percentage initially equal to 125% on the Issue Date, reduced by increments of 0.25% per six-month period thereafter, until such percentage reaches 115% on the Stated Maturity.

            "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.

            "Agent" means any Registrar, Paying Agent or Conversion Agent.

            "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

            "Authorized Newspaper" means a newspaper in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in the place in connection with which the term is used. If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof that is made or given by the Trustee shall constitute a sufficient publication of such notice.

            "Bearer" means anyone in possession from time to time of a Bearer Security.

            "Bearer Security" means any Security, including any interest coupon appertaining thereto, that does not provide for the identification of the Holder thereof.

            "Board of Directors" means the Board of Directors of the Company or any duly authorized committee thereof.

            "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

            "Business Day" means, any day except a Saturday, Sunday or a legal holiday in the City of New York or the City of Los Angeles on which banking institutions are authorized or required by law, regulation or executive order to close.

             "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person's capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date, including, without limitation, all preferred stock.

            "Cash" means the currency of the United States of America.

            "Certificated Securities" means Securities that are in the form of the Securities attached hereto as Exhibit B.

            "Common Equity" of any Person means Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

            "Common Stock" means the common stock of the Company, par value $0.01 per share, as it exists on the date hereof and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such classifications bears to the total number of shares of all such classes resulting from all such reclassifications.

            "Common Stock Record Date" means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

            "Company" means the party named as such above, unless and until a successor replaces it and thereafter means such successor.

            "Company Order" means a written order signed in the name of the Company by two Officers, one of whom must be the Company's principal executive officer, principal financial officer or principal accounting officer.

            "Company Request" means a written request signed in the name of the Company by its Chief Executive Officer, the President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

            "Continuing Director" means a director who either was a member of the Board of Directors on the date hereof or who became a director subsequent to such date and whose election, or nomination for election by stockholders, was duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors in which such individual is named as nominee for director.

            "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Depositary" means, with respect to the Securities issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depositary by the Company, which Depositary shall be a clearing agency registered under the Exchange Act.

            "Dollars" and "$" mean the currency of the United States of America.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Foreign Currency" means any currency or currency unit issued by a government other than the government of the United States of America.

            "Fundamental Change" means the occurrence of any of the following:

                  (1) any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Subsidiaries to any person (other than a Subsidiary of the Company); provided, however, that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of such person immediately after such transaction shall not be a Fundamental Change;

                  (2) consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company (considered together with its Subsidiaries) to any person (other than one of the Company's subsidiaries); provided, however, that a transaction where the holders of all classes of the Common Equity of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee immediately after such event shall not be a Fundamental Change;

                  (3) a "person" or "group" (within the meaning of Section 13(d) of the Exchange Act (other than the Company, its Subsidiaries or its employee benefit plans) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of the Common Equity of the Company representing more than 50% of the voting power of the Common Equity of the Company;

                  (4) Continuing Directors cease to constitute at least a majority of the Board of Directors; or

                  (5) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a liquidation or dissolution of the Company which is part of a transaction described in clause (1) above that does not constitute a Fundamental Change under the proviso contained in that clause shall not constitute a Fundamental Change.

A Fundamental Change will not be deemed to have occurred, however, if either:

      (I) the Sale Price of the Common Stock for (a) any 10 Trading Days within the 20 consecutive Trading Days ending immediately prior to the day on which the Fundamental Change occurs, and (b) at least five Trading Days within the 10 consecutive Trading Days ending immediately before the Fundamental Change occurs, shall equal or exceed 105% of the Accreted Value, divided by the conversion rate, or

      (II) both

            (a) at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Fundamental Change consists of shares of Common Equity traded on a national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change) (such securities being referred to as "publicly traded securities") and as a result of such transaction or transactions the notes become convertible solely into such publicly traded securities; and

            (b) the consideration to be received per share of the Common Stock in the transaction or transactions constituting the Fundamental Change consists of cash, publicly traded securities or a combination of cash and publicly traded securities with an aggregate fair market value (which, in the case of publicly traded securities, shall be equal to the average closing price of such publicly traded securities during the five consecutive Trading Days commencing with the Trading Day following consummation of the transaction or transactions constituting the Fundamental Change) of at least 105% of the Accreted Value, divided by the conversion rate.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

            "Global Security" or "Global Securities" means a Security or Securities, as the case may be, in the form established pursuant to Section 2.2 evidencing the Securities, issued to the Depositary or its nominee, and registered in the name of such Depositary or nominee.

            "Holder" means a person in whose name a Security is registered or the holder of a Bearer Security.

            "Indebtedness" means, with respect to a person at any date, without duplication, such person's obligations (other than nonrecourse obligations) for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

            "Indenture" means this Indenture as amended or supplemented from time to time, and shall include the form and terms of the Securities established as contemplated hereunder.

            "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

            "Issue Price" of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is sold as set forth on the face of the Security.

            "Market Price" means, on any date, the average of the Sale Prices of the Common Stock for the 10 Trading Day period ending on the third Business Day (if the third Business Day prior to the applicable Purchase Date is a Trading Day, or if not, then on the last Trading Day) prior to such date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such 10 Trading Day period and ending on such date, of certain events with respect to the Common Stock that would result in an adjustment of the Conversion Rate under this Indenture.

            "Maturity," when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, or otherwise.

            "Officer" means the Chief Executive Officer, the President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

            "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the Company's principal executive officer, principal financial officer or principal accounting officer.

            "Opinion of Counsel" means a written opinion of legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

            "Original Issue Discount" of any Security means the difference between the Issue Price and the Principal Amount at Maturity of the Security as set forth on the face of the Security.

            "person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Principal Amount at Maturity" of a Security means the amount of principal to be paid to the Holder of such Security as set forth on the face of the Security.

            "Redemption Date" when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

            "Redemption Price" when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

            "Registrar" means Wells Fargo Bank, National Association or any successor registrar of the Security.

            "Regulation S" means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

            "Responsible Officer" means any officer of the Trustee in its Corporate Trust Office and also means, with respect to a particular corporate trust matter, any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject.

            "Restricted Security" means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibits A and B of this Indenture.

            "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

            "Sale Price" of the Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal U.S. securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securities" means any of the Company's Zero Coupon Convertible Senior Notes Due 2022, as amended or supplemented from time to time, issued under this Indenture.

            "Semi-Annual Cash Pay Notes" means the Securities after the Company has exercised its options to pay cash interest in accordance with Section 3.9.

            "Stated Maturity" when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount at Maturity of such Security is due and payable.

            "Subsidiary" of any specified person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.

            "Tax Event" means that the Company shall have received the advice of independent tax counsel experienced in such matters to the effect that, on or after November 6, 2002, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after November 6, 2002, there is more than an insubstantial risk that interest (including Original Issue Discount, if any) payable on the Securities either (i) would not be deductible on a current accrual basis or (ii) would not be deductible under any other method, in either case in whole or in part, by the Company (by reason of deferral, disallowance, or otherwise) for United States Federal income tax purposes.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

            "Trading Day" means (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or other national security exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

            "Trustee" means the person named as Trustee in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean each person who is then a Trustee hereunder.

            "U.S. Government Obligations" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which in the case of (i) and (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

            SECTION 1.2 OTHER DEFINITIONS.

                                                                  DEFINED IN
            TERM                                                   SECTION

            "Agent Members".........................................2.12
            "Bankruptcy Law".........................................6.1
            "Cash Amount"............................................3.6
            "Cash Settlement Averaging Period".......................3.6
            "Cash Settlement Notice Period"..........................3.6
            "Clearstream"............................................2.1
            "Company Notice Date"....................................3.3
            "Company Notice of Election".............................3.3
            "Conditional Withdrawal".................................3.3
            "Conversion Agent".......................................2.3
            "Conversion Date"........................................3.5
            "Conversion Obligation"..................................3.6
            "Conversion Rate"........................................3.5
            "Conversion Retraction Period"...........................3.6
            "Custodian"..............................................6.1

            "Defaulted Interest"....................................3.11
            "Distributed Securities".................................3.7
            "DTC"....................................................2.1
            "Euroclear"..............................................2.1
            "Event of Default".......................................6.1
            "Expiration Time......................................3.7(e)
            "Fundamental Change Purchase Date".......................3.2
            "Fundamental Change Purchase Notice".....................3.2
            "Fundamental Change Purchase Price"......................3.2
            "Interest Payment Date"..................................3.9
            "Legend".................................................2.6
            "Notice of Default"......................................6.1
            "Notice of Fundamental Change"...........................3.2
            "Notice of Redemption"...................................3.1
            "Option Exercise Date"...................................3.9
            "Paying Agent"...........................................2.3
            "Purchase Date...........................................3.3
            "Purchase Notice.........................................3.3
            "Purchase Price".........................................3.3
            "Purchased Shares"....................................3.7(e)
            "QIBs"...................................................2.1
            "Regular Record Date"....................................3.9
            "Registrar"..............................................2.3
            "Restated Principal Amount"..............................3.9
            "Special Record Date"...................................3.11
            "Tax Event Date".........................................3.9
            "transfer"..............................................2.12

            SECTION 1.3 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

            Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Securities.

            "indenture security holder" means a Holder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company and any successor obligor upon the Securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

            SECTION 1.4 RULES OF CONSTRUCTION.

            Unless the context otherwise requires:

            (a) a term has the meaning assigned to it;

            (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (c) references to GAAP shall mean GAAP in effect as of the time when and for the period as to which such accounting principles are to be applied;

            (d) "or" is not exclusive;

            (e) words in the singular include the plural, and in the plural include the singular; and

            (f) provisions apply to successive events and transactions.

                                   ARTICLE II

                                 THE SECURITIES

            SECTION 2.1 FORM AND DATING.

            The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A and B, which are a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

            (a) 144A Regulation S Global Securities. The Securities are being offered and sold (i) in reliance on Regulation S and or (ii) to "qualified institutional buyers" as defined in Rule 144A ("QIBs") in reliance on Rule 144A, and shall be issued in the form of one or more permanent Global Securities substantially in the form of Exhibit A. Such Global Securities initially shall be deposited on or about the Issue Date on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Offices, as custodian for the Depositary and registered in the name of Cede & Co. as nominee of the Depository Trust Company ("DTC") for the accounts of participants in DTC (and, in the case of Securities held in accordance with Regulation S, registered with the Depositary for the accounts of designated agents holding on behalf of the Euroclear S.A./N.V., as operator of the Euroclear System ("Euroclear") or Clearstream Banking, societe anonyme ("Clearstream")), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

            (b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions.

            Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section
2.12 hereof and shall be made on the records of the Trustee and the Depositary.

            (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.

            The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and the Registrar shall deliver initially one or more Global Securities that (a) shall be registered in the name of Cede & Co. or other nominee of the Depositary, (b) shall be delivered by the Registrar to the Depositary or pursuant to the Depositary's instructions and (c) shall bear legends substantially to the following effect:

            "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

            (d) Certificated Securities. Securities not issued as interests in the Global Securities will be issued in certificated form substantially in the form of Exhibit B attached hereto.

            SECTION 2.2 EXECUTION AND AUTHENTICATION.

            The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President, or one of its Vice Presidents, under its corporate seal reproduced thereon, and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these Officers on the Securities may be manual or facsimile.

            Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

            No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

            The Trustee shall authenticate and the Registrar shall deliver Securities for original issue in an aggregate Principal Amount at Maturity of up to and including $641,510,000 upon a Company Order without any further action by the Company. The aggregate Principal Amount at Maturity of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.7.

            The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of Principal Amount at Maturity and any integral multiple thereof.

            SECTION 2.3 REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

            The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent and the term Conversion Agent includes any additional conversion agent.

            The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefore pursuant to Section 7.7. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

            The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

            SECTION 2.4 PAYING AGENT TO HOLD MONEY AND SECURITIES IN TRUST.

            Except as otherwise provided herein, on or prior to 11:30 a.m. New York time on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or Common Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money and Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and deliver to the Trustee all Common Stock so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and deliver all Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or Common Stock.

            SECTION 2.5 SECURITYHOLDER LISTS.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on May 1 and November 1 a listing of Holders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

            SECTION 2.6 TRANSFER AND EXCHANGE.

            Subject to Section 2.12 hereof, (a) upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.3, the Company shall execute, and the Trustee shall authenticate and the Registrar shall deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate Principal Amount at Maturity. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Holder requesting such transfer or exchange.

            At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate Principal Amount at

Maturity, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and the Registrar shall deliver, the Securities which the Holder making the exchange is entitled to receive.

            The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

            (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.6(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

            (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

            (d) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

            (e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

            (f) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the form of Security attached hereto as Exhibits A and B setting forth such restrictions (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless (i) there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Regulation S or Rule 144 under the Securities Act and that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, or
(ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and the Registrar shall deliver a Security that does not bear the

Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

            SECTION 2.7 REPLACEMENT SECURITIES.

            If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and the Registrar shall deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount at Maturity, bearing a number not contemporaneously outstanding.

            In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

            Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

            Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

            SECTION 2.8 OUTSTANDING SECURITIES; DETERMINATIONS OF HOLDERS'
ACTION.

            Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount at Maturity of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

            If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

            If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following the Purchase Date or a Change in Control Purchase Date, Fundamental Change Purchase Date, or on Stated Maturity, money or securities, including Common Stock, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Purchase Date, Change in Control Purchase Date, Fundamental Change Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and Original Issue Discount and interest, if any, on such Securities shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

            If a Security is converted in accordance with Article III, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and Original Issue Discount and interest, if any, shall cease to accrue on such Security.

            SECTION 2.9 TEMPORARY SECURITIES.

            Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and the Registrar shall deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

            If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and the Registrar shall deliver in exchange therefor a like Principal Amount at Maturity of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

            SECTION 2.10 CANCELLATION.

            All Securities surrendered for payment, purchase by the Company pursuant to Article III, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article III. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. Subject to the Trustee's record retention requirements in accordance with the Exchange Act, all cancelled Securities held by the Trustee shall be destroyed by the Trustee and the Trustee shall deliver a certificate of destruction to the Company.

            SECTION 2.11 PERSONS DEEMED OWNERS.

            Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price, Purchase Price or Fundamental Change Purchase Price in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

            SECTION 2.12 GLOBAL SECURITIES.

            (a) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.6 and Section 2.12(a)(i), (B) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.6 and Section 2.12(a)(ii) below, and (C) transfers of a Certificated Security shall comply with Section 2.6 and Section 2.12(a)(iii) and
(iv) below:

            (i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other person may be registered; provided that this clause (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(a).

            (ii) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate Principal Amount at Maturity of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount at Maturity of Securities represented by the Global Security to be decreased by the aggregate Principal Amount at Maturity of the Certificated Security to be issued, shall issue such Certificated Security and shall debit or cause to be debited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount at Maturity of the Certificated Security so issued.

            (iii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:

                  (x) to register the transfer of such Certificated Securities;
                  or

                  (y) to exchange such Certificated Securities for an equal Principal Amount at Maturity of Certificated Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:

                  (a) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

                  (b) so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                              (A) if such Certificated Securities are being
                        delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                              (B) if such Certificated Securities are being transferred to the Company, a certification to that effect; or

                              (C) if such Certificated Securities are being
                        transferred pursuant to an exemption from registration in accordance with Rule 144, (i) a certification to that effect (in the form set forth in

                        Exhibit B-1) and (ii) if the Company or Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Legend.

            (iv) Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

            Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                  (a) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit B, that such Certificated Security is being transferred in accordance with Rule 144A, Regulation S or Rule 144; and

                  (b) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate Principal Amount at Maturity of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount at Maturity of Securities represented by the Global Security to be increased by the aggregate Principal Amount at Maturity of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount at Maturity of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate Principal Amount at Maturity.

            (b) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

            (c) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate Principal Amount at Maturity, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

            (d) As used in the preceding two paragraphs of this Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

            (e) The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

                  (1) Notwithstanding any other provisions of this Indenture or the Securities, except as provided in Section 2.12(a)(ii), a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (ii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a person other than the Depositary or a nominee thereof shall not be a Global Security.

                  (2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount at Maturity equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the Principal Amount at Maturity thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee and Registrar. Upon any such surrender or adjustment, the Trustee shall authenticate and the Registrar shall deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

                  (3) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

                  (4) In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

                  (5) Neither any members of, or participants in, the Depositary ("Agent Members") nor any other persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such persons governing the exercise of the rights of a holder of any Security.

            The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations and Instructions to Participants" of Clearstream shall be applicable to interests in any Global Securities that are held by participants through Euroclear or Clearstream. The Trustee shall have no obligation to notify holders of any such procedures or to monitor or enforce compliance with the same.

            SECTION 2.13 CUSIP NUMBERS.

            The Company in issuing the Securities may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                  ARTICLE III

                           REDEMPTION AND CONVERSIONS

                SECTION 3.1 OPTIONAL REDEMPTION BY THE COMPANY.

            (a) Right to Redeem; Notice to Trustee. The Company, at its option, may redeem the Securities in accordance with the provisions of paragraphs 5 and 7 of the Securities. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount at Maturity of Securities to be redeemed and the Redemption Price payable on the Redemption Date. The Company shall give such notice to the Trustee in accordance with Section 3.1(c).

            (b) Selection of Securities to Be Redeemed. If less than all of the outstanding notes are to be redeemed, the Trustee shall select the Securities to be redeemed in Principal Amounts at Maturity of $1,000 or integral multiples thereof. The Trustee may select the Securities by lot, pro rata or by any other method the trustee considers fair and appropriate. If a portion of a Holder's Securities is selected for partial redemption and the Holder thereafter surrenders a portion of such Securities for conversion before termination of the conversion right with respect to the portion of the Security so selected for redemption, the portion of such Security surrendered for conversion shall be deemed (so far as may be), solely for purposes of determining the aggregate Principal Amount at Maturity of Securities to be redeemed by the Company, to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this Section 3.1(b) shall affect the right of any Holder to convert any Security pursuant to Sections 3.5, 3.6 and 3.7 before the termination of the conversion right with respect thereto.

            (c) Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall provide a notice of redemption (a "Notice of Redemption") to the Trustee and to each Holder of Securities to be redeemed at such Holder's address kept by the Registrar.

            The Notice of Redemption shall identify the Securities to be redeemed and shall state:

            (i) the Redemption Date;

            (ii) the Redemption Price;

            (iii) the then-current Conversion Rate;

            (iv) the name and address of the Paying Agent and the Conversion Agent;

            (v) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

            (vi) that the Securities called for redemption may be converted at any time before the close of business on the second business day prior to the Redemption Date;

            (vii) that Holders who wish to convert Securities must comply with the procedures in paragraph 8 of the Securities;

            (viii) that, unless the Company defaults in making payment of such Redemption Price, Accreted Value and interest, if any, on the Securities called for redemption will cease to accrue on and after the Redemption Date and the only remaining right of the Holder will be to receive payment of the Redemption Price upon presentation and surrender to the Paying Agent of the Securities;

            (ix) if fewer than all the outstanding Securities are to be redeemed, the certificate number and Principal Amounts at Maturity of the particular Securities to be redeemed; and

            (x) the CUSIP number or numbers for the Securities called for redemption.

            At the Company's request, the Trustee shall give the Notice of Redemption in the Company's name and at the Company's expense.

            (d) Effect of Notice of Redemption. Once a Notice of Redemption is given by the Company, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in such notice, except for Securities that are converted in accordance with the provisions of Sections 3.5, 3.6 and 3.7. Upon their presentation and surrender to the Paying Agent, Securities called for redemption shall be paid at the Redemption Price. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

            (e) There shall be no sinking fund provided for the Securities.

            (f) On or before 11:30 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the aggregate Redemption Price of all the Securities to be redeemed on that date other than the Securities or portions thereof called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Trustee and the Paying Agent shall, as promptly as practicable, return to the Company any money not required to pay the aggregate Redemption Price because of conversion of the Securities in accordance with the provisions of Sections 3.5,
3.6 and 3.7. If such money is then held by the Company or a Subsidiary in trust and is not required for such purpose, it shall be discharged from such trust.

            SECTION 3.2 PURCHASE AT OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE.

            (a) If a Fundamental Change shall occur at any time prior to November 6, 2007, each Holder of Securities shall have the right, at such Holder's option, to require the Company to purchase such Holder's Securities on the date (the "Fundamental Change Purchase Date") (or if such date is not a Business Day, the next succeeding Business Day) that is 65 days after the date of the Fundamental Change. Securities in denominations larger than $1,000 of Principal Amount at Maturity may be redeemed in part in connection with a Fundamental Change, but only in integral multiples of $1,000 of Principal Amount at Maturity. The Company shall purchase such Securities at a price (the "Fundamental Change Purchase Price") equal to the Accreted Value on the Fundamental Change Purchase Date or, if the Company elects to convert the Securities to Semi-Annual Cash Pay Notes in accordance with Section 3.9, the Restated Principal Amount plus accrued and unpaid interest from the Option Exercise Date to the Fundamental Change Purchase Date. The Company may elect to pay the Fundamental Change Purchase Price in Cash or to pay all or a portion of the Fundamental Change Purchase Price in shares of Common Stock as set forth in
Section 3.3(c). No Securities may be purchased at the option of the Holders due to a Fundamental Change if there has occurred and is continuing an Event of Default other than an Event of Default that is cured by the payment of the Purchase Price of all such Securities.

            (b) The Company, or at its request (which must be received by the Trustee at least three Business Days (or such lesser period as agreed to by the Trustee) prior to the date the Trustee is requested to give such Notice as described below), the Trustee in the name of and at the expense of the Company, shall mail to all Holders of record of the Securities a Notice (a "Notice of Fundamental Change") of the occurrence of a Fundamental Change and of the purchase right arising as a result thereof, including the information required by Section 3.3(f), on or before the 30th day after the occurrence of such Fundamental Change. The Company shall promptly furnish to the Trustee a copy of such Notice.

            (c) For Securities to be so purchased at the option of a Holder, the Paying Agent must receive from such Holder the form entitled "Option to Elect Purchase Upon a Fundamental Change" on the reverse of the Securities duly completed, a written purchase notice (the "Fundamental Change Purchase Notice") and such Security duly endorsed for transfer, on or before the 30th day after the Notice of Fundamental Change is delivered (subject to extension to comply with applicable law); provided, however, if the Securities are in book-entry form such transfer shall be made in accordance with the customary practices of the Depositary. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for redemption shall be determined by the Company, whose determination shall be final and binding. The Fundamental Change Purchase Notice shall state:

            (i) if certificated, the certificate numbers of the Securities which the Holder shall deliver to be purchased;

            (ii) the portion of the Principal Amount at Maturity of the Securities which the Holder shall deliver to be purchased, which portion must be $1,000 in Principal Amount at Maturity or an integral multiple thereof;

            (iii)that such Securities shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture; and

            (iv) with respect to the November 6, 2012, and November 6, 2017, purchase dates, if the Company elects, pursuant to a Company Notice, to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder in Cash because any of the conditions to the payment of the Purchase Price in Common Stock are not satisfied prior to the close of business on the Purchase Date, as set forth in
      Section 3.3(e), whether such Holder elects (x) to withdraw such Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the Principal Amount at Maturity and certificate numbers, if the Securities are in certificated form, of the Securities as to which such withdrawal shall relate), or (y) to receive Cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates.

            SECTION 3.3 PURCHASE OF SECURITIES AT THE OPTION OF THE HOLDER; PAYMENT OF PURCHASE PRICE OR FUNDAMENTAL CHANGE PURCHASE PRICE IN STOCK.

            (a) Purchase of Securities at the Option of the Holder. On each of November 6, 2007, November 6, 2012 and November 6, 2017 (each, a "Purchase Date"), a Holder of Securities shall have the option to require the Company to purchase any outstanding Securities, at the purchase price specified in paragraph 6 of the Securities (each, a "Purchase Price") upon:

            (i) delivery to the Trustee by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on the fifth Business Day preceding such Purchase Date, stating:

                  (A) if certificated, the certificate numbers of the Securities which the Holder shall deliver to be purchased;

                  (B) the portion of the Principal Amount at Maturity of the
            Securities which the Holder shall deliver to be purchased, which portion must be $1,000 in Principal Amount at Maturity or an integral multiple thereof;

                  (C) that such Securities shall be purchased as of the Purchase
            Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture; and

                  (D) with respect to the November 6, 2012, and November 6,
            2017, Purchase Dates, if the Company elects, pursuant to a Company Notice of Election, to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder in Cash because any of the conditions to the payment of the Purchase Price in Common Stock are not satisfied prior to the close of business on the Purchase Date, as set forth in Section 3.3(e), whether such Holder elects (x) to withdraw such Purchase Notice as to some or all (but in any event $1,000 in Principal Amount at Maturity or an integral multiple thereof) of the Securities to which such Purchase Notice relates (stating the Principal Amount at Maturity and certificate numbers, if the Securities are in certificated form, of the Securities as to which such withdrawal shall relate), or (y) to receive Cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates; and

            (ii) delivery or book-entry transfer of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.3 only if the Security so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

            (b) Procedures.

            If a Holder fails to indicate in such Holder's Purchase Notice or Fundamental Change Purchase Notice (and in any written notice of withdrawal of a portion of a Holder's Securities previously submitted for purchase pursuant to a Purchase Notice or Fundamental Change Purchase Notice), such Holder's choice with respect to the election regarding a conditional withdrawal (in each case a "Conditional Withdrawal") pursuant to the terms of clause (D) of Section 3.3(a)(i) or Section 3.2(c) such Holder shall be deemed to have elected to receive Cash in respect of all Securities subject to such Purchase Notice or Fundamental Change Purchase Notice in the circumstances set forth in Section 3.3(a)(i) (D) or Section 3.2(c).

            The Company shall purchase from the Holder thereof, pursuant to this
Section 3.3, a portion of such Holder's Securities if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000 if so requested by the Holder. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

            Any purchase by the Company contemplated pursuant to the provisions of Section 3.2 or this Section 3.3 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery or book-entry transfer of the Security.

            Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice or Fundamental Change Purchase Notice contemplated by Section 3.2 or this Section 3.3(b) shall have the right at any time prior to the close of business on the third Business Day preceding the Purchase Date or Fundamental Change Purchase Date to withdraw such Purchase Notice or Fundamental Change Purchase Notice (in whole or in part but in any extent for $1,000 in Principal Amounts at Maturity or an integral multiple thereof) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.3(a).

            The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or Fundamental Change Purchase Notice or written notice of withdrawal thereof.

            (c) Company's Right to Elect Manner of Payment of Purchase Price. The Company may elect to pay the Purchase Price or Fundamental Change Purchase Price, as applicable, in respect of the Securities to be purchased pursuant to
Section 3.2 or Section 3.3 as of such Purchase Date or Fundamental Change Purchase Date, in Cash or Common Stock, or in any combination of Cash and Common Stock, subject to the conditions set forth in Sections 3.3(d) and (e). The Company shall designate, in the Company Notice of Election delivered pursuant to
Section 3.3(f), whether the Company shall purchase the Securities for Cash or Common Stock, or, if a combination thereof, the percentages of the Purchase Price or Fundamental Change Purchase Price of Securities in respect of which it shall pay in Cash and/or Common Stock; provided that the Company shall pay Cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section 3.3 shall receive the same percentage of Cash and/or Common Stock in payment of the Purchase Price or Fundamental Change Purchase Price for such Securities, except (i) as provided in Section 3.3(e) with regard to the payment of Cash in lieu of fractional interests in Common Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable federal or state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for Cash. Once the Company has given its Company Notice of Election to Holders, the Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid except pursuant to this Section 3.3(c) or Section 3.3(e).

            At least five Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

            (i) the manner of payment selected by the Company;

            (ii) the information required by Section 3.3(f);

            (iii) if the Company elects to pay the Purchase Price or Fundamental Change Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 3.3(e) have been or shall be complied with; and

            (iv) whether the Company desires the Trustee to give the Company Notice of Election required by Section 3.3(f).

            (d) Purchase with Cash. At the option of the Company, the Purchase Price or Fundamental Change Purchase Price of Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice pursuant to Section 3.2 or
Section 3.3(a) has been given, or a specified percentage thereof, may be paid by the Company with Cash equal to the aggregate Purchase Price or Fundamental Change Purchase Price, or such specified percentage thereof, as the case may be, of such Securities.

            (e) Payment by Issuance of Common Stock. At the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.3(a) has been given (but only with respect to a Purchase Date occurring after November 7, 2007) or the Fundamental Change Purchase Price of Securities in respect of which a Fundamental Change Purchase Notice has been given pursuant to Section 3.2(c), or, in each case, a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (x) the amount of Cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price or Fundamental Change Purchase Price of such Securities in Cash by (y) the Market Price of a share of Common Stock.

            The Company shall not issue a fractional share of Common Stock in payment of the Purchase Price or Fundamental Change Purchase Price. Instead the Company shall pay Cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

            Notwithstanding the foregoing, the Company's right to exercise its election to purchase the Securities pursuant to Section 3.2 or Section 3.3 through the issuance of shares of Common Stock shall be conditioned upon:

            (i) the Company's having given timely Notice in accordance with
      Section 3.3(f) of its election to purchase all or a specified percentage of the Securities with Common Stock as provided herein;

            (ii) the listing of the Common Stock to be issued in respect of the Payment of the Purchase Price or the Fundamental Change Purchase Price on a national securities exchange or the approval for trading of such Common Stock for trading on the Nasdaq National Market.

            (iii) (A) (1) the registration of the shares of Common Stock to be issued in respect of the payment of the specified percentage of the Purchase Price or Fundamental Change Purchase Price under the Securities Act or (2) the issuance of the shares of Common Stock in an action which is exempt from the registration requirements of the Securities Act and which will not result in such shares of Common Stock being deemed "restricted securities" under the Securities Act or otherwise and (B) the registration of the shares of Common Stock under the Exchange Act, to the extent required thereby; and

            (iv) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration.

            (v) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the specified percentage of the Purchase Price or Fundamental Change Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the specified percentage of the Purchase Price or Fundamental Change Purchase Price in respect of Securities, shall be validly issued, fully paid and nonassessable, and, to the best of such counsel's knowledge, free from preemptive rights, and in the case of such Officers' Certificate, stating that conditions (i), (ii) and (iii) above have been satisfied and, in the case of such Opinion of Counsel, stating that condition (ii) has been satisfied.

            Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of Securities and the Sale Price of a share of Common Stock on each Trading Day during the period during which the Market Price is calculated and ending on the Purchase Date or Fundamental Change Purchase Date. The Company may elect to pay the Purchase Price or Fundamental Change Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is publicly reported. If any of the conditions set forth in this Section 3.3(e) are not satisfied with respect to a Holder or Holders prior to or on the Purchase Date or Fundamental Change Purchase Date and the Company elected to purchase the Securities to be purchased as of such Purchase Date or Fundamental Change Purchase Date pursuant to Section 3.2 or this Section 3.3 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price or Fundamental Change Purchase Price in respect of such Securities of such Holder or Holders in Cash.

            Upon determination of the actual number of shares of Common Stock which the Holder of each $1,000 Principal Amount at Maturity of the Securities shall receive, the Company shall provide notice of such determination.

            The Company may pay the Purchase Price (or any portion thereof) or the Fundamental Change Purchase Price (or any portion thereof) in shares of Common Stock only, if the information necessary to calculate the Market Price is publicly available. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date or the Fundamental Change Purchase Date at the Company has elected to purchase the Securities through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price or Fundamental Change Purchase Price of the Securities of such Holder or Holders in Cash.

            (f) Notice of Election. The Company notices of election to purchase with Cash or Common Stock, or any combination thereof (each a "Company Notice of Election"), shall be sent to the Holders (and to beneficial owners if required by applicable law) at their addresses shown in the Security register maintained by the Registrar, and delivered to the Trustee, not less than 20 Business Days prior to the Purchase Date (the "Company Notice Date") or on or before the 30th day after the occurrence of the Fundamental Change, as the case may be. Each such Company Notice of Election shall state the manner of payment elected and shall contain the following information.

            In the event the Company has elected to pay a Purchase Price or Fundamental Change Purchase Price (or a specified percentage thereof) with Common Stock, the Company Notice of Election shall:

            (i) state that each Holder shall receive Common Stock in respect of the specified percentage of the Purchase Price or Fundamental Change Purchase Price of the Securities held by such Holder (except any Cash amount to be paid in lieu of fractional shares);

            (ii) state that the total number of shares of Common Stock to be issued to Holders will be equal to the quotient obtained by dividing (x) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price or Fundamental Change Purchase Price of such Securities in cash by (y) the Market Price of a share of Common Stock;

            (iii) set forth the method of calculating the Market Price of the Common Stock; and

            (iv) state that because the Market Price of Common Stock will be determined prior to the Purchase Date or Fundamental Change Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

            In any case, each Company Notice of Election shall include a form of Purchase Notice or Fundamental Change Purchase Notice to be completed by a Holder (in the form of Exhibit A-2 attached hereto) and shall state:

            (i) the Purchase Price or the Fundamental Change Purchase Price and the Conversion Rate;

            (ii) the name and address of the Paying Agent and the Conversion Agent;

            (iii) that Securities as to which a Purchase Notice or Fundamental Change Purchase Notice has been given may be converted only if the Purchase Notice or Fundamental Change Purchase Notice, as applicable has been withdrawn in accordance with the terms of this Indenture;

            (iv) that Securities must be surrendered to the Paying Agent to collect payment of the Purchase Price or Fundamental Change Purchase Price;

            (v) that the Purchase Price or Fundamental Change Purchase Price for any Security as to which a Purchase Notice has been given and not withdrawn shall be paid promptly following the later of the Purchase Date or Fundamental Change Purchase Date and the time of surrender of such Security as described in (iv);

            (vi) the procedures the Holder must follow under Section 3.2 and
      Section 3.3;

            (vii) briefly, the conversion rights of the Securities;

            (viii) that, unless the Company defaults in making payment of such Purchase Price or Fundamental Change Purchase Price, Accreted Value or interest, if any, on Securities covered by any Purchase Notice or Fundamental Change Purchase Notice (or interest, if the Securities have been converted into Semi-Annual Cash Pay Notes pursuant to Section 3.8 of this Indenture, if any) will cease to accrue on and after the Purchase Date or the Fundamental Change Purchase Date, as the case may be;

            (ix) the CUSIP or ISIN number of the Securities; and

            (x) the procedures for withdrawing a Purchase Notice or Fundamental Change Purchase Notice (including, without limitation, for a Conditional Withdrawal).

            At the Company's request and at the Company's expense, the Trustee shall give the Company Notice of Election in the Company's name; provided, however, that, in all cases, the text of the Company Notice of Election shall be prepared by the Company.

            (g) Covenants of the Company. All shares of Common Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

            The Company shall use its best efforts to cause to have listed or quoted all shares of Common Stock to be issued to purchase Securities on each U.S. national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

            (h) Procedure upon Purchase. On or before 11:30 a.m. (New York City time) on the Purchase Date or Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent, Cash (in respect of a Cash purchase under Section 3.3(d) or for fractional interests), or shares of Common Stock, or a combination thereof, as applicable in accordance with the relevant Company Notice of Election, sufficient to pay the aggregate Purchase Price or Fundamental Change Purchase Price of, and any accrued and unpaid interest with respect to, the Securities to be purchased pursuant to Section 3.2 or Section
3.3. Payment of the Purchase Price or Fundamental Change Purchase Price for such Security shall be made as soon as practicable following the later of the Purchase Date or Fundamental Change Purchase Date or the time of book-entry transfer or delivery of such Security. If the Company is delivering Common Stock, the Company shall deliver to each Holder entitled to receive Common Stock, through the Paying Agent, a certificate for the number of full shares of Common Stock, as applicable, issuable in payment of such Purchase Price or Fundamental Change Purchase Price. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record on the Business Day following the Purchase Date or Fundamental Change Purchase Date. Subject to Section 3.3(e), no payment or adjustment shall be made for dividends on the Common Stock the Common Stock Record Date for which occurred on or prior to the Purchase Date or Fundamental Change Purchase Date. If the Paying Agent holds, in accordance with the terms of the Indenture, money or securities sufficient to pay the Purchase Price or Fundamental Change Purchase Price of such Security on the Business Day following the Purchase Date or Fundamental Change Purchase Date, then, on and after such date, such Security shall cease to be outstanding and Accreted Value and interest, if any, on such Security shall cease to accrue, whether or not book-entry transfer of such Security is made or such Security is delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price or Fundamental Change Purchase Price upon delivery or transfer of the Security).

            (i) Taxes. If a Holder of a Security is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which shall be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

            SECTION 3.4 FURTHER CONDITIONS FOR PURCHASE AT THE OPTION OF HOLDERS UPON A FUNDAMENTAL CHANGE AND PURCHASE OF SECURITIES AT THE OPTION OF THE HOLDER.

            (a) Effect of Purchase Notice or Fundamental Change Purchase Notice. Upon receipt by the Company of the Purchase Notice or Fundamental Change Purchase Notice specified in Section 3.3(a) or Section 3.2(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Security. Such Purchase Price or Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (x) the Purchase Date or the Fundamental Change Purchase Date, as applicable, with respect to such Security (provided the conditions in Section 3.3(a) or Section 3.2(c), as applicable, have been satisfied) and (y) the time of delivery or book-entry transfer of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.3(a) or Section 3.2(c), as applicable. Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such Purchase Notice (or Fundamental Change Purchase Notice, as the case may be), unless such Purchase Notice (or Fundamental Change Purchase Notice, as the case may be) has first been validly withdrawn as specified in the following two paragraphs.

            A Purchase Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the third Business Day preceding Purchase Date or the Fundamental Change Purchase Date, as the case may be, to which it relates specifying:

            (a) if certificated, the certificate numbers of the Securities in respect of which such notice of withdrawal is being submitted;

            (b) the Principal Amount at Maturity of the Securities with respect to which such notice of withdrawal is being submitted; and

            (c) the Principal Amount at Maturity, if any, of the Securities which remain subject to the original Purchase Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or shall be delivered for purchase by the Company.

            A written notice of withdrawal of a Purchase Notice or Fundamental Change Purchase Notice may be in the form of (i) a Conditional Withdrawal or
(ii) a written notice of withdrawal containing the information set forth in the preceding paragraph and delivered to the Paying Agent as set forth in the preceding paragraph.

            There shall be no purchase of any Securities pursuant to Section 3.2 or Section 3.3 (other than through the issuance of Common Stock in payment of the Purchase Price or Fundamental Purchase Price, including Cash in lieu of any fractional shares) or redemption pursuant to Section 3.2 if there has occurred prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice (or Fundamental Change Purchase Notice, as the case may be) and is continuing an Event of Default (other than an Event of Default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than an Event of Default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be), in which case, upon such return, the Purchase Notice or Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

            (b) Deposit of Purchase Price or Fundamental Change Purchase Price. On or before 11:30 a.m. (New York City time) on a Purchase Date or a Fundamental Change Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) an amount of money and/or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of such Purchase Date or Fundamental Change Redemption Date, as the case may be.

            (c) Securities Purchased in Part. Any Security that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and in the event the Securities are in physical form, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the Security so surrendered which is not purchased or redeemed.

            (d) Covenant to Comply with Securities Laws upon Purchase of Securities. In connection with any offer to purchase Securities under Section
3.2 or 3.3, the Company shall (i) comply with Rules 13e-4, 14e-1 (which terms, as used herein, include any successor provision thereto) under the Exchange Act, if then applicable and any other tender offer rules under the Exchange Act which may then be applicable; (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if so required; and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Sections 3.2 and 3.3 to be exercised in the time and in the manner specified in Sections 3.2 and 3.3.

            (e) Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any Cash or shares of Common Stock that remain unclaimed as provided in paragraph 13 of the Securities, together with interest that the Trustee has agreed to pay, if any, or dividends, if any, paid thereon while such shares are held by the Trustee or the Paying Agent, held by them for the payment of a Purchase Price or Fundamental Change Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of Cash or shares of Common Stock deposited by the Company pursuant to Section 3.4(b) exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Fundamental Change Purchase Date, as the case may be, then promptly after the Business Day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Company together with interest, if any, that the Trustee has agreed to pay, if any, or dividends, if any, paid thereon while such Cash or shares are held by the Trustee or the Paying Agent.

            SECTION 3.5 CONVERSION OF SECURITIES.

            (a) Right to Convert. A Holder of a Security may convert such Security for Common Stock at any time during which the conditions stated in paragraph 8 of the Securities are met. The number of shares of Common Stock issuable upon conversion of a Security per $1,000 of Principal Amount at Maturity (the "Conversion Rate") shall be that set forth in paragraph 8 in the Securities, subject to adjustment as herein set forth.

            A Holder may convert a portion of the Principal Amount at Maturity of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

            (b) Conversion Procedures. A Holder may convert a Security at any time from and after the time at which any of the conditions described in paragraph 8 of the Securities have been met, provided that the Holder fulfills the following requirements: (1) complete and manually sign the conversion notice on the back of the Security (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose; (2) surrender the Security to the Conversion Agent; (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee; and (4) pay any transfer or similar tax, if required. The date on which the Holder of Securities satisfies all those requirements is the conversion date (the "Conversion Date"). Except as provided in Section 3.6, as soon as practicable, but in no event later than the fifth Business Day following the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and Cash in lieu of any fractional share determined pursuant to Section 3.5(c). If shares of Common Stock are to be delivered as consideration pursuant to this Section 3.5 or Section 3.6, then the person in whose name the certificate representing the shares of Common Stock issuable upon conversion is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

            No payment or adjustment shall be made for dividends on or other distributions with respect to any Common Stock except as provided in Section
3.7. On conversion of a Security, that portion of Accreted Value (or interest, if the Company has exercised its option to convert the Securities to Semi-Annual Cash Pay Notes pursuant to Section 3.9) attributable to the period from the Issue Date of the Security (or if the Company has exercised its option to convert the Securities to Semi-Annual Cash Pay Notes pursuant to Section 3.9 the later of (x) the date of such exercise and (y) the date on which interest was last paid) to the Conversion Date shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the Cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted and the fair market value of such shares of Common Stock (together with any such Cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Accreted Value (or interest, if the Company has exercised its option to convert the Securities to Semi-Annual Cash Pay Notes pursuant to Section 3.9) accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such Cash Payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

            If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount at Maturity of the Securities converted.

            Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount at Maturity (or the Restated Principal Amount, if applicable) to the unconverted portion of the Security surrendered.

            If the last day on which a Security may be converted is not a Business Day the Security may be surrendered to the Conversion Agent on the next succeeding day that is a Business Day.

            (c) Cash Payments in Lieu of Fractional Shares. The Company shall not issue fractional shares of Common Stock upon conversion of a Security, but shall instead deliver an amount in Cash equal to the current market value of any fractional share, determined to the nearest 1/10,000th of a share by multiplying the Sale Price of a full share of Common Stock on the Trading Day immediately preceding the Conversion Date by the fractional amount involved in a given conversion and rounding the product to the nearest whole cent. If a Holder converts more than one Security at the same time, the amount of cash paid for the current market value of the fractional share upon the conversion shall be based on the total Principal Amount at Maturity of the Securities converted.

            (d) Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

            (e) Company to Provide Stock. The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities. All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim. The Company shall endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon the conversion of Securities, if any, and shall cause to have listed or quoted all such shares of Common Stock on each U.S. national securities exchange or over-the-counter or other domestic market on which the Common Stock is listed or quoted at the time of conversion.

            SECTION 3.6 CASH CONVERSION OPTION.

            If a Holder elects to convert all or any portion of a Security into shares of Common Stock as set forth in Section 3.5, the Company may choose to satisfy all or any portion of its conversion obligation (the "Conversion Obligation") in Cash. If the Company elects to satisfy all or any portion of its Conversion Obligation in cash at any time other than following the delivery of a Notice of Redemption or within 20 days of the Stated Maturity, the Company will notify such Holder through the Trustee of the dollar amount to be satisfied in Cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is two Business Days following receipt of written notice of conversion as specified in Section
3.5 (such period, the "Cash Settlement Notice Period"). If the Company elects to pay Cash for any portion of the shares otherwise issuable to the Holder, the Holder may retract the conversion notice at any time during the two Business Day period beginning on the day after the final day of the Cash Settlement Notice Period (a "Conversion Retraction Period"); no such retraction can be made (and a conversion notice shall be irrevocable) if the Company does not elect to deliver Cash in lieu of shares (other than Cash in lieu of fractional shares). If the conversion notice has not been retracted, then settlement (in Cash and/or shares) will occur on the Business Day following the final day of the 10 Trading Day period beginning on the day after the final day of the Conversion Retraction Period (the "Cash Settlement Averaging Period"). Settlement amounts will be computed as follows:

            (i) if the Company elects to satisfy the entire Conversion Obligation in shares of Common Stock, the Company will deliver to such Holder a number of shares equal to (1) the aggregate original principal amount at maturity of the Securities to be converted divided by 1,000, multiplied by (2) the Conversion Rate;

            (ii) if the Company elects to satisfy the entire Conversion Obligation in Cash, the Company will deliver to such Holder Cash in an amount equal to the product of:

                  (A) a number equal to (x) the aggregate original Principal
            Amount at Maturity of Securities to be converted divided by 1,000, multiplied by (y) the Conversion Rate, and

                  (B) the average Sales Price of the Common Stock during the
            Cash Settlement Averaging Period on the New York Stock Exchange; and

            (iii) if the Company elects to satisfy a fixed portion (other than 100%) of the Conversion Obligation in Cash, the Company will deliver to such Holder such Cash amount ("Cash Amount") and a number of shares equal to the excess, if any, of the number of shares calculated as set forth in clause (i) above over the number of shares equal to the sum, for each day of the Cash Settlement Averaging Period, of (x) the pro rated portion of the Cash Amount for such day divided by (y) the average Sale Price of the Common Stock on such day.

            Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Purchase Notice or Fundamental Change Purchase Notice exercising such Holder's option to require the Company to repurchase such Security may be converted as described in

Section 3.5 or this Section 3.6 only if such notice of exercise is withdrawn in accordance with Section 3.3 hereof.

            If a Holder elects to convert all or any portion of a Security into shares of Common Stock after the Company has delivered a Notice of Redemption or within 20 days of the Stated Maturity, the Company may choose to satisfy all or any portion of the Conversion Obligation in Cash provided the Company notifies such Holder through the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is 20 days prior to Stated Maturity or Redemption Date. Settlement amounts will be computed in the same manner as set forth in (a) above except that the "Cash Settlement Averaging Period" shall be the 10 Trading Day period beginning on the day after the Stated Maturity or Redemption Date, as the case may be. Settlement (in Cash and/or shares) will occur on the Business Day following the final day of such Cash Settlement Averaging Period.

            SECTION 3.7 ADJUSTMENTS TO CONVERSION RATE.

            The Conversion Rate shall be adjusted from time to time by the Company as follows:

            (a) In case the Company shall (i) pay a dividend, or make a distribution, on its Common Stock payable in shares of Common Stock or other Capital Stock of the Company or its Subsidiaries; (ii) subdivide its outstanding Common Stock into a greater number of shares; or (iii) combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such Security been converted immediately prior to the happening of such event. If any dividend or distribution of the type described in clause (i) above is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. An adjustment made pursuant to this Section 3.7 shall become effective immediately after the relevant Common Stock Record Date in the case of a dividend and shall become effective immediately after the relevant effective date in the case of a subdivision or combination.

            (b) In case the Company shall issue rights or warrants to all holders of any class or series of its Common Stock entitling them (for a period expiring within 60 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase Common Stock at a price per share less than the Sale Price per share of Common Stock on the day preceding the date of announcement of the Common Stock Record Date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior to the date of the issuance of such rights or warrants shall be adjusted by multiplying such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate exercise price of the total number of rights or warrants so offered would purchase at such Sale Price. Such an adjustment shall be made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the Common Stock Record Date for the determination of the stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would have been in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall revert to the Conversion Rate which would be in effect if such Common Stock Record Date for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price that is less than Sale Price, and in determining the aggregate offering price of such shares of Common Stock, the value of any consideration (if other than Cash, to be determined by the Board of Directors) received by the Company for such rights or warrants shall be taken into account.

            (c) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock (excluding any distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) any evidences of its indebtedness or assets (other than Cash) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in Section 3.7(b)) (any of the foregoing hereinafter in this Section 3.7(c) called the "Distributed Securities"), then, the Conversion Rate in effect immediately prior to the date of such distribution shall be adjusted by multiplying such Conversion Rate by a fraction of which the numerator shall be the Market Price per share of the Common Stock on the relevant Common Stock Record Date (as described below), and the denominator shall be the Market Price per share of the Common Stock on such Common Stock Record Date less the fair market value (as so determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on such Common Stock Record Date of the Distributed Securities so distributed with respect to one share of Common Stock. Such adjustment shall become effective immediately after the Common Stock Record Date for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event (a) the fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Market Price of the Common Stock on the Common Stock Record Date or (b) such Market Price exceeds the fair market value of such Distributed Securities by less than $1.00, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distributed Securities such Holder would have received had such Holder converted each Security on such Common Stock Record Date. In the event that such distribution is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 3.7(c) by reference to the actual or when-issued trading market for any securities, it must in doing so consider the prices in such market on the same day used in computing the Sale Price of the Common Stock.

            Notwithstanding the foregoing provisions of this Section 3.7(c), no adjustment shall be made hereunder for any distribution of Distributed Securities if the Company makes proper provision so that each Holder of a Security who converts such Security (or any portion thereof) after the Common Stock Record Date for such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of Distributed Securities that such Holder would have been entitled to receive if such Holder had, immediately prior to such Common Stock Record Date, converted such Security for Common Stock; provided that, with respect to any Distributed Securities that are convertible, exchangeable or exercisable, the foregoing provision shall apply only to the extent (and so long as) the Distributed Securities receivable upon conversion of such Security would be convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 60 days following conversion of such Security.

            Upon conversion of the Securities the Holders shall receive, in addition to the Common Stock issuable upon such conversion, any rights issued under any future stockholder rights plan the Company implements (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion).

            (d) In case the Company shall, by dividend or otherwise, distribute to all holders of any class of its Common Stock Cash (excluding any Cash that is distributed upon a merger or consolidation to which Section 3.8(f) applies) in an aggregate amount per share that, combined together with (i) the aggregate amount per share of any other such distributions to all holders of any class of its Common Stock made exclusively in Cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 3.7(d) has been made, and (ii) the aggregate amount per share of any Cash plus the fair market value (as so determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) of any other consideration payable in respect of any tender offer by the Company for all or any portion of any class of its Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 3.7(e) has been made, exceeds 15% of the Sale Price of the Common Stock on the day preceding the date of declaration of such dividend or distribution, then, and in each such case, immediately after the close of business on such date, the Conversion Rate in effect immediately prior to the Common Stock Record Date shall be adjusted by multiplying such Conversion Rate by a fraction of which the numerator shall be the Market Price per share of the Common Stock and the denominator shall be the Market Price of the Common Stock less the amount of Cash and the fair market value (as so determined) of such other consideration so distributed (and not excluded as provided above) applicable to one share of Common Stock, such increase to be effective immediately prior to the opening of business on the day following the Common Stock Record Date; provided that, if the portion of the Cash so distributed applicable to one share of Common Stock is (i) equal to or greater than the Market Price of the Common Stock on the day preceding the date of declaration of such dividend or distribution or (ii) the Market Price of the Common Stock on the day preceding the date of declaration of such dividend or distribution is greater than the fair market value of the consideration distributed pursuant to Section 3.7(e) by less than $1.00, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the shares of Common Stock, such Cash and other consideration the Holder would have received had such Holder converted such Security immediately prior to such Common Stock Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall revert to the Conversion Rate that would have been in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 3.7(d) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this
Section 3.7(d) as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

            (e) In case a tender offer made by the Company or any of its Subsidiaries for all or any portion of any class of its Common Stock expires and such tender offer (as amended upon the expiration thereof) requires the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of purchased shares) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that, combined together with (a) the aggregate of the Cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of a tender offer, of consideration payable in respect of any other tender offers by the Company or any of its Subsidiaries for all or any portion of any class of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 3.7(e) has been made, and (b) the aggregate amount of any distributions to all holders of the Common Stock made exclusively in Cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 3.7(d) has been made (except as excluded by the first parenthetical phrase thereof), exceeds 15% of the product of the Market Price (determined as provided herein) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) and the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the Trading Day next succeeding the Expiration Time, the Conversion Rate in effect immediately prior to such time shall be adjusted by multiplying such Conversion Rate by a fraction of which the numerator shall be the sum of (x) the fair market value (determined as described above) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchanged offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the number of shares of Common Stock outstanding (including any Purchased shares) on the Expiration Time multiplied by the Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall revert to the Conversion Rate which would have been in effect if such tender offer had not been made.

            (f) For purposes of this Section 3.7, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

            SECTION 3.8 MISCELLANEOUS PROVISIONS RELATING TO CONVERSION.

            (a) When Adjustment May be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate then in effect; provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated in Section 3.7, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing. Any adjustments that are made shall be carried forward and taken into account any subsequent adjustment. All calculations under Section 3.7 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

            (b) When No Adjustment Required. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Common Stock. To the extent the Securities become convertible into cash, assets, property or securities (other than Capital Stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest shall not accrue on the Cash.

            No adjustment need be made for a transaction referred to in Section 3.7(a), (b), (c), (d) or (e) if Holders are to participate in the transaction (without exercising their conversion option) on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. Such participation by Holders may include participation in the transaction upon conversion of their Security by the Holder provided that an adjustment shall be made at such time as the Holder is not entitled to participate on the basis described in the prior sentence.

            (c) Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly provide to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

            (d) Voluntary Increase. The Company may make such increases in the Conversion Rate, in addition to those required by Section 3.7, as the Board of Directors considers advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company may from time to time increase the Conversion Rate by any amount for any period of time if the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of such increase. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes affect. The Notice shall state the increased Conversion Rate and the period it shall be in effect.

            (e) Notice to Holders Prior to Certain Actions. In case:

            (i) the Company shall take any action that would require an adjustment in the Conversion Rate pursuant to Section 3.7(a), (b), (c),
      (d) or (e) (unless no adjustment is to occur pursuant to Section 3.8(b) or Section 3.8(f)); or;

            (ii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

               the Company shall cause to be filed with the Trustee and to be provided to Holders of Securities, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, or rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such Notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

            (f) Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash) with respect to or in exchange for such Common Stock; or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture, providing that each Security shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including Cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Securities immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3.8(f).

            The Company shall cause notice of the execution of such supplemental indenture to be provided to Holders of Securities, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

            The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

            If this Section 3.8(f) applies to any event or occurrence, Section
3.7 shall not apply.

            (g) Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to either calculate the Conversion Rate or determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same and shall be protected in relying upon an Officer's Certificate with respect to the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security and the Trustee and any other Conversion Agent make no representations with respect thereto. Subject to the provisions of Article VII of this Indenture, neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or Cash upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 3.8(f) relating either to the kind or amount of shares of stock or securities or property (including Cash) receivable by Holders upon the conversion of their Securities after any event referred to in such Section 3.8(f) or to any adjustment to be made with respect thereto, but, subject to the provisions of Article VII of this Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer's Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

            (h) Simultaneous Adjustments. In the event that Sections 3.7 and 3.8 require adjustments to the Conversion Rate under more than one of Section 3.7(a), (b), (c) or (d), and the Common Stock Record Dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 3.7(c), second, the provisions of Section 3.7(d), third, the provisions of Section 3.7(a), and fourth, the provisions of Section 3.7(b).

            (i) Successive Adjustments. After an adjustment to the Conversion Rate under Sections 3.7 or 3.8, any subsequent event requiring an adjustment under Sections 3.7 or 3.8 shall cause an adjustment to the Conversion Rate as so adjusted.

            (j) General Considerations. Whenever successive adjustments to the Conversion Rate are called for pursuant to Sections 3.7 or 3.8, such adjustments shall be made to the Sale Price or Market Price as may be necessary or appropriate to effectuate the intent of Sections 3.5, 3.6, 3.7 or 3.8 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

            SECTION 3.9 OPTIONAL CONVERSION TO SEMI-ANNUAL CASH PAY NOTE UPON TAX EVENT.

            From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises its option set forth in this Section 3.9, whichever is later (the "Option Exercise Date"), at the option of the Company, cash interest in lieu of future Accreted Value shall accrue at the rate of 1.250% per annum on a restated principal amount per $1,000 original Principal Amount at Maturity (the "Restated Principal Amount") equal to its Accreted Value on the Option Exercise Date and shall be payable semi-annually on May 6 and November 6 of each year (each an "Interest Payment Date") to holders of record at the close of business on October 15 and April 15 and (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprising twelve 30-day months and will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date. Within 15 days of an Option Exercise Date, the Company shall deliver a written notice of such Option Exercise Date by facsimile and first-class mail to the Trustee and provide notice to the Holders of the Securities. From and after the Option Exercise Date, the Company shall be obligated to pay at Maturity or upon a Redemption Date, Purchase Date or Fundamental Change Purchase Date, in lieu of the Principal Amount at Maturity or Accreted Value, as applicable, of a Security, the Restated Principal Amount thereof plus accrued and unpaid interest. Securities authenticated and delivered after the Option Exercise Date may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to the conversion of the Securities to Semi-Annual Cash Pay Notes.

            SECTION 3.10 CALCULATION OF ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES.

            The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of Original Issue Discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such Original Issue Discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

            SECTION 3.11 PAYMENT OF INTEREST.

            (a) Paying Agent To Hold Money in Trust. Prior to 11:30 a.m. (New York City time) on any applicable Interest Payment Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary of the Company is acting as Paying Agent, segregate and hold in trust for the benefit of the persons entitled thereto) a sum sufficient to pay semi-annual interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

            (b) Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

            (c) Payment of Interest; Interest Rights Preserved. (i) Semi-annual interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date or accrual date, as the case may be, for such interest at the office or agency of the Company maintained for such purpose. Each installment of semi-annual interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States. In the case of a Global Security, semi-annual interest payable on any applicable Interest Payment Date will be paid to the Depositary, with respect to that portion of such Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such Global Security to the accounts of the beneficial owners thereof.

            (ii) Except as otherwise specified with respect to the Securities, any semi-annual interest on any Security that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called "Defaulted Interest," which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Securities), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (A) or (B) below.

            (A) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a date for the payment of such Defaulted Interest (the "Special Record Date"), which shall be fixed in the following manner: The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at its address as it appears on the list of Holders maintained pursuant to this Indenture not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (B).

            (B) Alternatively, the Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

            Subject to the foregoing provisions of this Section 3.11, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to semi-annual interest accrued and unpaid to, and to accrue, which were carried by such other Security.

                                   ARTICLE IV

                                    COVENANTS

            SECTION 4.1 PAYMENT OF PRINCIPAL AND INTEREST.

            The Company covenants and agrees for the benefit of the Holders of the Securities that it will duly and punctually make all payments in respect of the Securities in accordance with the terms of such Securities and this Indenture. All payments in respect of the Securities represented by a Global Security (including the payment of the Principal Amount at Maturity. Restated Principal Amount (if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event), Accreted Value, accrued interest (if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event), the Redemption Price.

Purchase Price or Fundamental Change Purchase Price shall be made by wire transfer of immediately available funds to the accounts specified by the Holder of the Global Security.

            SECTION 4.2 SEC AND OTHER REPORTS.

            The Company shall deliver to the Trustee within 15 days after it files them with the SEC copies of its annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall at the request of any Holder (or holders of shares of Common Shares issued upon conversion of such Securities provide to such holder (or holder of such shares) and any prospective purchase designated by such Holder (or holder of such shares), as the case may be, such information, if any, required by Rule 144A(d)(4) under the Securities Act. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers' Certificate).

            SECTION 4.3 COMPLIANCE CERTIFICATE.

            The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, after due inquiry, no Default or Event of Default has occurred (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge).

            The Company will, so long as any of the Securities are outstanding, upon becoming aware of any Default or Event of Default deliver to the Trustee, an Officers' Certificate describing such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

            SECTION 4.4 WAIVER OF STAY, EXTENSION OR USURY LAWS

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Principal Amount at Maturity, Restated Principal Amount (if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event), Accreted Value, accrued interest (if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event), the Redemption Price, Purchase Price, or Fundamental Change Purchase Price in respect of the Securities, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            SECTION 4.5 CORPORATE EXISTENCE.

            Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory), licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

            SECTION 4.6 TAXES.

            The Company shall pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

                                   ARTICLE V

                                   SUCCESSORS

            SECTION 5.1 WHEN COMPANY MAY MERGE OR TRANSFER ASSETS

            The Company shall not consolidate with or merge with or into any other person or convey, transfer or lease all or substantially all of its properties and assets to any person, unless:

            (a) either (1) the Company shall be the continuing corporation or
(2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety
(i) shall be organized and validly existing under the laws of (x) the United States of America, any State thereof or the District of Columbia, (y) any member country of the European Union, or (z) any other country if the organization and existence of the person formed by such consolidation in such country not impair the rights of Holders, and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

            (b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

            For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries of the Company (other than to the Company or another Subsidiary of the Company), which, if such assets were owned by the

Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

            SECTION 5.2 SUCCESSOR CORPORATION SUBSTITUTED.

            Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person has been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, conveyance or other disposition (other than a lease) shall be released from all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

            SECTION 6.1 EVENTS OF DEFAULT.

            "Event of Default," wherever used herein with respect to the Securities, means any one of the following events:

            (a) default in the payment, with respect to the Securities, when such becomes due and payable of:

                  (1)   the Principal Amount at Maturity; or

                  (2) the Restated Principal Amount (if the Securities have been converted to Semi-Annual Cash-Pay Notes following at Tax Event); or

                  (3)   the Accreted Value; or

                  (4) accrued interest (if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event); or

                  (5)   the Redemption Price; or

                  (6)   the Purchase Price; or

                  (7)   the Fundamental Change Purchase Price; or

            (b) default in the performance or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty for which the consequences of nonperformance or breach are addressed elsewhere in this
Section 6.1), which default continues
uncured for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than a majority in Principal Amount at Maturity of the outstanding Securities, a written notice specifying such default or breach, requesting it be remedied and stating that such notice is a "Notice of Default" hereunder; or

            (c) (1) continuing failure of the Company to make any payment by the end of any applicable grace period after maturity of Indebtedness in an amount in excess of $75,000,000, or (2) the acceleration of Indebtedness in an amount in excess of $75,000,000 because of a default with respect thereto, which Indebtedness shall not have been discharged or which acceleration shall not have been cured, waived, rescinded or annulled, in the case of (1) or (2) above, for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in Principal Amount at Maturity of the outstanding Securities; provided, however, that if any such failure or acceleration referred to in (1) or (2) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default shall be deemed not to have occurred; or

            (d) the Company pursuant to or within the meaning of any Bankruptcy
Law:

                  (1)   commences a voluntary case or proceeding;

                  (2) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

                  (3) consents to the appointment of a Custodian of it or for all or substantially all of its property;

                  (4) makes a general assignment for the benefit of its creditors; or

                  (5) generally is unable to pay its debts as the same become due; or

            (e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (1) is for relief against the Company in an involuntary case,

                  (2) appoints a Custodian of the Company or for all or substantially all of its property, or

                  (3) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days.

            "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

            SECTION 6.2 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

            If an Event of Default with respect to the Securities at the time outstanding occurs and is continuing (other than an Event of Default referred to in Section 6.1(d) or (e)), then in every such case the Trustee or the Holders of not less than 25% in aggregate Principal Amount at Maturity of the outstanding Securities may declare the Accreted Value of the Securities (or if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event, the Restated Principal Amount, plus accrued and unpaid interest) to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Accreted Value (or if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event, the Restated Principal Amount, plus accrued and unpaid interest) shall become immediately due and payable. If an Event of Default specified in Section 6.1(d) or (e) shall occur, the Accreted Value (or if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event, the Restated Principal Amount, plus accrued and unpaid interest) of all outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            At any time after such a declaration of acceleration with respect to the Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in Principal Amount of Maturity of the outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if all Events of Default with respect to Securities, other than the non-payment of the Accreted Value of the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

            No such rescission shall affect any subsequent Default or impair any right consequent thereon.

            SECTION 6.3 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

            The Company covenants that if:

            (a) default is made in the payment of any interest on a Security when such interest becomes due and payable and such default continues for a period of 30 days; or

            (b) default is made when due and payable in the payment of Principal Amount at Maturity, Restated Principal Amount (if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event), Accreted Value, accrued interest (if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event), the Redemption Price, Purchase Price, or Fundamental Change Purchase Price of any Security at the Maturity thereof; or

then, the Company will, upon demand by the Trustee, pay to it, for the benefit of the Holders of such Securities, the full amount then due and payable on such Securities to the extent that such payment shall be legally enforceable, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

            If an Event of Default with respect to the Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

            SECTION 6.4 TRUSTEE MAY FILE PROOFS OF CLAIM.

            In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount at Maturity, Restated Principal Amount (if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event), Accreted Value, accrued interest (if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event), the Redemption Price, Purchase Price, or Fundamental Change Purchase Price in respect of the Securities shall be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

            (a) to file and prove a claim for the whole amount Principal Amount at Maturity, Restated Principal Amount (if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event), Accreted Value, accrued interest (if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event), the Redemption Price, Purchase Price or Fundamental Change Purchase Price owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

            (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the

Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            SECTION 6.5 TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

            All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

            SECTION 6.6 APPLICATION OF MONEY COLLECTED.

            Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of Principal Amount at Maturity, Restated Principal Amount (if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event), Accreted Value, accrued interest (if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event), the Redemption Price, Purchase Price, or Fundamental Change Purchase Price upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            First:  To the payment of all amounts due the Trustee under
Section 7.7; and

            Second: To the payment of the amounts then due and unpaid for Principal Amount at Maturity, Restated Principal Amount (if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event), Accreted Value, accrued interest (if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event), the Redemption Price, Purchase Price, or Fundamental Change Purchase Price in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for Principal Amount at Maturity, Restated Principal Amount (if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event), Accreted Value, accrued interest (if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event), the Redemption Price, Purchase Price, or Fundamental Change Purchase Price, respectively; and

            Third:  To the Company.

            SECTION 6.7 LIMITATION ON SUITS.

            No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

            (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

            (b) the Holders of at least 25% in Principal Amount at Maturity of the outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

            (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

            (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in Principal Amount at Maturity of the outstanding Securities; its being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

            SECTION 6.8 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL AND INTEREST.

            Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the Principal Amount at Maturity, Restated Principal Amount (if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event), Accreted Value, accrued interest (if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event), the Redemption Price, Purchase Price, or Fundamental Change Purchase Price in respect of such Security on or after the respective due dates expressed in such Security (or, in the case of redemption, on the Redemption Date) and to convert the Securities in accordance with Article III, or to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

            SECTION 6.9 RESTORATION OF RIGHTS AND REMEDIES.

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

            SECTION 6.10 RIGHTS AND REMEDIES CUMULATIVE.

            Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

            SECTION 6.11 DELAY OR OMISSION NOT WAIVER.

            No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

            SECTION 6.12 CONTROL BY HOLDERS.

            The Holders of a majority in Principal Amount at Maturity of the outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to such Securities, provided that:

            (a) such direction shall not be in conflict with any rule of law or with this Indenture;

            (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

            (c) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if a Responsible Officer of the Trustee shall determine in good faith that the proceeding so directed could subject the Trustee to personal liability.

            SECTION 6.13 WAIVER OF PAST DEFAULTS.

            The Holders of not less than a majority in Principal Amount at Maturity of the outstanding Securities may on behalf of the Holders of all the Securities waive any past Default hereunder and its consequences, except a Default (i) in the payment of the Principal Amount at Maturity, Restated Principal Amount (if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event), Accreted Value, accrued interest (if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event), the Redemption Price, Purchase Price, or Fundamental Change Purchase Price in respect of any Security (provided, however, that the Holders of a majority in Principal Amount at Maturity of the outstanding Securities may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration) or (ii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

            SECTION 6.14 UNDERTAKING FOR COSTS.

            All parties to this Indenture agree, and each Holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in Principal Amount at Maturity of the outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the Principal Amount at Maturity, Restated Principal Amount (if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event), Accreted Value, accrued interest (if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event), the Redemption Price, Purchase Price, or Fundamental Change Purchase Price in respect of any Security on or after the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) or the right to convert the securities in accordance with Article IV.

                                  ARTICLE VII

                                     TRUSTEE

            SECTION 7.1 DUTIES OF TRUSTEE.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

            (b) Except during the continuance of an Event of Default:

            (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers' Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such Officers' Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officers' Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or offer facts stated therein).

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (1) this paragraph (c) does not limit the effect of paragraph (b) of this Section;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Securities in good faith in accordance with the direction of the Holders of a majority in Principal Amount at Maturity of the outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraph (a), (b), (c), (e) and (g) of this Section.

            (e) The Trustee may refuse to perform any duty or exercise any right or power at the request or direction of any Holder unless it receives indemnity satisfactory to it against any loss, liability or expense.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

            (h) The Paying Agent, the Registrar, the Conversion Agent and any authenticating agent shall be entitled to the protections, immunities and standard of care as are set forth in paragraphs (a), (b) and (c) of this Section with respect to the Trustee.

            SECTION 7.2 RIGHTS OF TRUSTEE.

            (a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depositary.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, provided that the Trustee's conduct does not constitute negligence or bad faith.

            (e) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder without negligence and in good faith and in reliance thereon.

            (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

            (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

            SECTION 7.3 INDIVIDUAL RIGHTS OF TRUSTEE.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or Conversion Agent may do the same with like rights. The Trustee is also subject to Sections 7.10 and 7.11.

            SECTION 7.4 TRUSTEE'S DISCLAIMER.

            The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its authentication.

            SECTION 7.5 NOTICE OF DEFAULTS.

            If a Default or Event of Default occurs and is continuing with respect to the Securities and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of the Securities and, if any Bearer Securities are outstanding, publish on one occasion in an Authorized Newspaper, notice of a Default or Event of Default within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee has knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of Principal Amount at Maturity, Restated Principal Amount (if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event), Accreted Value, accrued interest (if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event), the Redemption Price, Purchase Price, or Fundamental Change Purchase Price in respect of any Security, the Trustee may withhold the notice if and so long as its corporate trust committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

            SECTION 7.6 REPORTS BY TRUSTEE TO HOLDERS.

            Within 60 days after May 15 in each year beginning with the May 15 following the date of this Indenture, the Trustee shall transmit by mail to all Holders, as their names and addresses appear on the register kept by the Registrar and, if any Bearer Securities are outstanding, publish in an Authorized Newspaper, a brief report dated as of such May 15, in accordance with, and to the extent required under, TIA Section 313.

            A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall promptly notify the Trustee when Securities are listed on any stock exchange.

            SECTION 7.7 COMPENSATION AND INDEMNITY.

            The Company shall pay to the Trustee from time to time compensation for its services as the Company and the Trustee shall from time to time agree upon in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

            The Company shall indemnify each of the Trustee and any predecessor Trustee (including the cost of defending itself) against any loss, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it except as set forth in the next paragraph in the performance of its duties under this Indenture as Trustee or Agent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have one separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, stockholders and agents of the Trustee.

            The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, stockholder or agent of the Trustee through negligence or bad faith.

            To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay Principal Amount at Maturity, Restated Principal Amount (if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event), the Redemption Price, Accreted Value, accrued interest (if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event), Purchase Price, or Fundamental Change Purchase Price in respect of the Securities.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(d) or (e) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

            The provisions of this Section shall survive the termination of this Indenture.

            SECTION 7.8 REPLACEMENT OF TRUSTEE.

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

            The Trustee may resign with respect to the Securities by so notifying the Company at least 30 days prior to the date of the proposed resignation. The Holders of a majority in Principal Amount at Maturity of the Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee with respect to the Securities if:

            (a) the Trustee fails to comply with Section 7.10;

            (b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (c) a Custodian or public officer takes charge of the Trustee or its property; or

            (d) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in Principal Amount at Maturity of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            If a successor Trustee with respect to the Securities does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least a majority in Principal Amount at Maturity of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to the Securities under this Indenture. A successor Trustee shall mail a notice of its succession to each Holder and, if any Bearer Securities are outstanding, publish such notice on one occasion in an Authorized Newspaper. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

            SECTION 7.9 SUCCESSOR TRUSTEE BY MERGER, CONVERSION OR TRANSFER

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

            SECTION 7.10 ELIGIBILITY; DISQUALIFICATION.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

            SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

            The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII

                     SATISFACTION AND DISCHARGE; DEFEASANCE

            SECTION 8.1 SATISFACTION AND DISCHARGE OF INDENTURE.

            This Indenture shall upon Company Order cease to be of further effect (except as hereinafter provided in this Section 8.1), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

            (a) either

            (i) all Securities theretofore authenticated and delivered (other than (A) Securities that have been destroyed, lost or stolen and that have been replaced or paid or (B) Securities for whose payment money has theretofore been deposited with the Trustee in trust or segregated and held in trust by the Company and thereafter repaid to the Company or otherwise discharged from such trust) have been delivered to the Trustee for cancellation; or

            (ii) all such Securities not theretofore delivered to the Trustee for cancellation

            (1) have become due and payable, whether at Stated Maturity or upon any Redemption Date, Conversion Date, Purchase Date or Fundamental Change Purchase Date; or

            (2) will become due and payable at their Stated Maturity within one year; or

            (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

            (4) and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds or, if expressly permitted by the terms of the Securities, Common Stock in trust an amount sufficient for the purpose of paying and discharging the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for Principal Amount at Maturity, Restated Principal Amount (if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event), Accreted Value, accrued interest (if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event), the Redemption Price, Purchase Price, or Fundamental Change Purchase Price and interest to the date of such deposit (in the case of Securities which have become due and payable on or prior to the date of such deposit) or to the Stated Maturity or Redemption Date, as the case may be;

            (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

            (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

            Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.7, and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Sections 2.4, 2.7, 2.8, 8.1, 8.2 and 8.5 shall survive.

            SECTION 8.2 APPLICATION OF TRUST FUNDS; INDEMNIFICATION.

            Subject to the provisions of Section 8.3, all money deposited with the Trustee pursuant to Section 8.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the Principal Amount at Maturity, Restated Principal Amount (if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event), Accreted Value, accrued interest (if the Securities have been converted to Semi-Annual Cash Pay Notes following a Tax Event), the Redemption Price, Purchase Price, or Fundamental Change Purchase Price for whose payment such money has been deposited with or received by the Trustee.

            SECTION 8.3 REPAYMENT TO COMPANY.

            The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of Principal Amount at Maturity, Restated Principal Amount (if the Securities have been converted to semi-annual cash-pay notes following a Tax Event), Accreted Value, accrued interest (if the Securities have been converted to semi-annual cash-pay notes following a Tax Event), the Redemption Price, Purchase Price, or Fundamental Change Purchase Price that remains unclaimed for two years. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

                                   ARTICLE IX

                             AMENDMENTS AND WAIVERS

            SECTION 9.1 WITHOUT CONSENT OF HOLDERS.

            The Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Holder:

            (a) to cure any ambiguity, omission, defect or inconsistency;

            (b) to comply with Article V;

            (c) to provide for uncertificated Securities in addition to or in place of certificated Securities (so long as any uncertificated Securities are in registered form for purposes of the Internal Revenue Code of 1986, as amended);

            (d) to make any change that does not adversely affect the rights of any Holder;

            (e) make any change to comply with the TIA or to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA; or

            (f) add to the covenants or obligations of the Company under this Indenture or surrender any right, power or option conferred by this Indenture on the Company.

            SECTION 9.2 WITH CONSENT OF HOLDERS.

            The Company and the Trustee may enter into a supplemental indenture with the written consent of the Holders of at least a majority in Principal Amount at Maturity of the outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders. Except as provided in Section 6.13, the Holders of at least a majority in Principal Amount at Maturity of the outstanding Securities by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Securities) may waive compliance by the Company with any provision of this Indenture or the Securities.

            It shall not be necessary for the consent of the Holders of Securities under this Section 9.2 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. After a supplemental indenture or waiver under this section becomes effective, the Company shall mail to the Holders of Securities affected thereby and, if any Bearer Securities affected thereby are outstanding, publish on one occasion in an Authorized Newspaper, a notice briefly describing the supplemental indenture or waiver. Any failure by the Company to mail or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

            SECTION 9.3 LIMITATIONS.

            Without the consent of each Holder affected, an amendment or waiver may not:

            (a) if certificated, the certificate numbers of the Holder's Securities to be delivered for purchase;

            (b) the portion of the principal amount at maturity of notes to be purchased, which must be $1,000 or an integral multiple thereof;

            (c) that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture; and

            (d) in the event we elect, pursuant to the notice that we are required to give, to pay the purchase price in our common stock, in whole or in part, but the purchase price is ultimately to be paid to the holder entirely in cash because any condition to payment of the purchase price or portion of the purchase price in our common stock is not satisfied prior to the close of business on the purchase date, as described below, whether the holder elects:
(1) to withdraw the purchase notice as to some or all of the notes to which it relates, or (2) to receive cash in respect of the entire purchase price for all notes or portions of notes subject to such purchase notice.

            (e) waive a Default or Event of Default in the payment of the principal of or interest, if any, on any Security (except a rescission of acceleration of the Securities of any Series by the Holders of at least a majority in Principal Amount at Maturity of the outstanding Securities and a waiver of the payment default that resulted from such acceleration);

            (f) make any change in Sections 6.8, 6.13, or 9.3 (this sentence);
or

            (g) waive a redemption payment with respect to any Security.

            SECTION 9.4 COMPLIANCE WITH TRUST INDENTURE ACT.

            Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

            SECTION 9.5 REVOCATION AND EFFECT OF CONSENTS.

            Until an amendment is set forth in a supplemental indenture or a waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of a Security if the Trustee receives the notice of revocation before the date of the supplemental indenture or the date the waiver becomes effective.

            Any amendment or waiver once effective shall bind every Holder affected by such amendment or waiver unless it is of the type described in any of clauses (a) through (h) of Section 9.3. In that case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

            SECTION 9.6 NOTATION ON OR EXCHANGE OF SECURITIES.

            The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for Securities may issue and the Trustee shall authenticate upon request new Securities that reflect the amendment or waiver.

            SECTION 9.7 TRUSTEE PROTECTED.

            In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee shall sign all supplemental indentures, except that the Trustee need not sign any supplemental indenture that adversely affects its rights.

                                   ARTICLE X

                                  MISCELLANEOUS

            SECTION 10.1 TRUST INDENTURE ACT CONTROLS.

            If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

            SECTION 10.2 NOTICES.

            Any notice or communication by the Company or the Trustee to the other, or by a Holder to the Company or the Trustee, is duly given if in writing and delivered in person or mailed by first-class mail:

                  if to the Company:

                     Allergan, Inc.
                     2525 Dupont Drive
                     Irvine, California 92612
                     Attention:  General Counsel
                     Telephone:  (714) 246-4500
                     Facsimile:  (714) 246-6987

                  if to the Trustee:

                     Wells Fargo Bank, National Association
                     707 Wilshire Blvd., 17th Floor
                     Los Angeles, CA 90017
                     Attention:  Corporate Trust Department
                     Telephone:  (213) 614-3349
                     Facsimile:  (213) 614-3355

            The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication to a Holder shall be mailed by first-class mail to such Holder's address shown on the register kept by the Registrar and, if any Bearer Securities are outstanding, published in an Authorized Newspaper. Failure to mail a notice or communication to one Holder or any defect in such notice of communication shall not affect its sufficiency with respect to other Holders.

            If a notice or communication is mailed or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Holder receives it.

            If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

            SECTION 10.3 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

            Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

            SECTION 10.4 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            SECTION 10.5 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

            (a) a statement that the person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

            SECTION 10.6 RULES BY TRUSTEE AND AGENTS.

            The Trustee may make reasonable rules for action by or a meeting of Holders of Securities. Any Agent may make reasonable rules and set reasonable requirements for its functions.

            SECTION 10.7 NO RECOURSE AGAINST OTHERS.

            A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

            SECTION 10.8 COUNTERPARTS.

            This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            SECTION 10.9 GOVERNING LAWS.

            THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

            SECTION 10.10 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

            This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

            SECTION 10.11 SUCCESSORS.

            All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

            SECTION 10.12 SEVERABILITY.

            In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 10.13 TABLE OF CONTENTS, HEADINGS, ETC.

            The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the day and year first above written.

                                          Attest:  Allergan, Inc.


                                          By: /s/ Eric K. Brandt
                                             ----------------------
                                             Name: Eric K. Brandt
                                             Title: Corporate Vice President and
                                                    Chief Financial Officer


Attest: Wells Fargo Bank, National Association

By: /s/ Jeanie Mar
    -----------------
    Name: Jeanie Mar
    Title: Vice President

                                                                       EXHIBIT A

                         FORM OF FACE OF GLOBAL SECURITY

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUE HEREOF (OR ANY PREDECESSOR SECURITY HEREOF) OR (Y) BY ANY HOLDER THAT WAS AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE l44A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A

QUALIFIED INSTITUTIONAL BUYER OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

            The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

                                ALLERGAN, INC.

                Zero Coupon Convertible Senior Notes due 2022

                               CUSIP: [      ]

                          Issue Date: November 6, 2002
              Issue Price: 77.941% of Principal Amount at Maturity

      ALLERGAN, INC., a corporation duly organized and existing under the laws of the State of Delaware, promises to pay to Cede & Co., or registered
assigns, the Principal Amount at Maturity of $         on November 6, 2022.

      This Security shall not bear interest except as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

      Additional provisions of this Security are set forth on the other side of this Security.

Dated:



                                          ALLERGAN, INC.


                                          By: _________________________________
                                              Title:


                                              Attest:
                                              By: _____________________________
                                                Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION


WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee, certifies that this is one
of the Securities referred to in the
within-mentioned Indenture.

By: _________________________________
     Authorized Signatory

Dated: ______________________________

                     FORM OF REVERSE SIDE OF GLOBAL SECURITY

                                 ALLERGAN, INC.

                  ZERO COUPON CONVERTIBLE SENIOR NOTES DUE 2022

            1. INTEREST

            This Security shall not bear periodic interest, except as specified in this paragraph and in paragraph 9 hereof. If the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration pursuant to the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of a Purchase Price or Fundamental Change Purchase Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Security) or if interest due hereon or any portion of such interest is not paid when due in accordance with paragraph 10 hereof, then in each such case the overdue amount shall bear interest at the rate of 1.25% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accretion.

            The Securities shall increase in Accreted Value commencing on the Issue Date.

            2. METHOD OF PAYMENT

            Subject to the terms and conditions of the Indenture, the Company shall make payments in respect of the Securities to the persons who are registered Holders of Securities at the close of business on the Business Day preceding the Redemption Date or Stated Maturity, as the case may be, or at the later of close of business on a Purchase Date or Fundamental Change Purchase Date or the time of the delivery of this Security, as the case may be. Holders must surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company shall make such payments by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Security.

            3. PAYING AGENT, CONVERSION AGENT AND REGISTRAR

            Initially, the Trustee shall act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

            4. INDENTURE

            The Company issued the Securities under an Indenture dated as of November 6, 2002 between the Company and Trustee (the "Indenture"). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 ("TIA") as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of them. Capitalized terms not defined herein have the meanings given to those terms in the Indenture.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Allergan, Inc., 2525 Dupont Drive, Irvine, California, 92612, Attention: General Counsel.

            5. REDEMPTION AT THE OPTION OF THE COMPANY

            No sinking fund is provided for the Securities. At any time on or after November 6, 2005, and until (but excluding) November 6, 2007 the Company may redeem the Securities for Cash, in whole or in part, only if the Sale Price of Common Stock is equal to or greater than 125% of the conversion price then in effect for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the Trading Day immediately preceding the date of such optional redemption, where the "conversion price" means the then applicable redemption price divided by the conversion rate, and "redemption price" means the Accreted Value, plus accrued and unpaid interest, if any. The Company will give Holders not less than 30- nor more than 60-days' Notice of Redemption, delivered to each Holder's address kept by the Registrar.

            The table below shows what the Accreted Value of a Security would be on November 6, 2007, and at specified dates thereafter prior to maturity and at Stated Maturity on November 6, 2022. The Accreted Value, in Dollars, of a Security per $1,000 Principal Amount at Maturity redeemed between such dates shall include an additional amount reflecting the increase in Accreted Value since the next preceding date in the table to but excluding the actual Redemption Date.

                                                Increase in
                                                 Accreted
                              Issue              Value at        Redemption
Redemption Date              Price(1)            1.25%(2)           Price
                                                                    (1+2)
November 6, 2007              $779.41           $  50.10         $  829.51
November 6, 2008               779.41              60.50            839.91
November 6, 2009               779.41              71.04            850.45
November 6, 2010               779.41              81.70            861.11
November 6, 2011               779.41              92.50            871.91
November 6, 2012               779.41             103.43            882.84
November 6, 2013               779.41             114.50            893.91
November 6, 2014               779.41             125.71            905.12
November 6, 2015               779.41             137.06            916.47
November 6, 2016               779.41             148.55            927.96
November 6, 2017               779.41             160.19            939.60
November 6, 2018               779.41             171.97            951.38

                                                Increase in
                                                 Accreted
                              Issue              Value at        Redemption
Redemption Date              Price(1)            1.25%(2)           Price
                                                                    (1+2)
November 6, 2019               779.41             183.90            963.31
November 6, 2020               779.41             195.98            975.39
November 6, 2021               779.41             208.21            987.62
November 6, 2022               779.41             220.59          1,000.00

            If this Security has been converted to a Semi-Annual Cash Pay Note, the Redemption Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion through the Redemption Date.

            6. PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER; PURCHASE AT THE OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE

            Subject to the terms and conditions of the Indenture, a Holder of Securities shall have the option to require the Company to purchase the Securities held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount at Maturity upon delivery of a Purchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the fifth business day preceding such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture. For any Purchase Date after November 6, 2007, such Purchase Prices may be paid, at the option of the Company, in Cash or by the issuance and delivery of shares of Common Stock, or in any combination thereof. For the November 6, 2007, Purchase Date, the Company may pay the Purchase Price only in Cash. The purchase price of a Security will be:

            -     $829.51 per Security on November 6, 2007;

            -     $882.84 per Security on November 6, 2012;

            -     $939.60 per Security on November 6, 2017.

            Securities in denominations larger than $1,000 of Principal Amount at Maturity may be purchased in part, but only in integral multiples of $1,000 of Principal Amount at Maturity.

            If prior to a Purchase Date this Security has been converted to a Semi-Annual Cash Pay Note, the Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the Option Exercise Date the Purchase Date.

            If a Fundamental Change shall occur at any time prior to November 6, 2007, each Holder shall have the right, at such Holder's option and subject to the terms and conditions of the Indenture, including the requirement that such Holder provide the information in the Fundamental Change Purchase Notice as set forth in Section 3.2 of the Indenture, to require the Company to purchase such Holder's Securities on the date (or if such date is not a Business Day, then the next succeeding Business Day) that is 65 days after the date of the Fundamental Change for a Fundamental Change Purchase Price equal to Accreted Value to the Fundamental Change Purchase Date. If, prior to the Fundamental Change Purchase Date, the Securities were converted to Semi-Annual Cash Pay Notes, the Fundamental Change Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the Option Exercise Date to the Fundamental Change Purchase Date, which Fundamental Change Purchase Price shall be paid at the option of the Company in Cash or by the issuance and delivery of shares of Common Stock or in any combination thereof. Securities in denominations larger than $1,000 of Principal Amount at Maturity may be redeemed in part in connection with a Fundamental Change, but only in integral multiples of $1,000 of Principal Amount at Maturity.

            Holders have the right, at any time prior to the close of business on the third Business Day preceding the Purchase Date or Fundamental Change Purchase Date, to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

            If Cash (and/or Common Stock if permitted under the Indenture) sufficient to pay a Fundamental Change Purchase Price or Cash (and/or Common Stock if permitted under the Indenture) sufficient to pay a Purchase Price, as the case may be, of all Securities, or portions thereof, to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Fundamental Change Purchase Date, as the case may be, such Securities will cease to accrete and interest, if any, will cease to accrue on such Securities (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, and accrued interest, if any, upon surrender of such Security).

            7. NOTICE OF REDEMPTION AT THE OPTION OF THE COMPANY

            Notice of redemption at the option of the Company shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's address kept by the Registrar. If Cash sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after such date, such Securities will cease to accrete and interest, if any, will cease to accrue on such Securities (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Redemption Price and accrued interest, if any, upon surrender of such Security). Securities in denominations larger than $1,000 Principal Amount at Maturity may be redeemed in part but only in integral multiples of $1,000 of Principal Amount at Maturity.

            8. CONVERSION

            A Holder of a Security may convert this Security for Common Stock in any fiscal quarter (and only during such fiscal quarter), if, as of the last day of the immediately preceding fiscal quarter, the Sale Price of the Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of such fiscal quarter is more than the greater of either (1) the Minimum Accreted Value; or (2) the Adjusted Accreted Value as of the last Trading Day of such fiscal quarter, divided by the then-applicable Conversion Rate. The "Minimum Accreted Value" shall be an amount initially equal to $90 but shall be subject to adjustment upon any adjustment to the Conversion Rate pursuant to Section 3.7 of the Indenture by multiplying the Minimum Accreted Value then in effect by a ratio, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment in the Conversion Rate and the denominator of which is the Conversion Rate in effect immediately following the adjustment to the Conversion Rate.

            A Holder of a Security may also convert this Security for Common Stock at any time on or before the close of business on November 6, 2022, from and after the time at which at least one of the following conditions is satisfied:

            (a) the credit ratings assigned to the Securities by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Rating Group ("S&P") are reduced below Baa3 and BBB-, respectively, or the Securities are no longer rated by these ratings services;

            (b) if the Securities have been called for redemption by the Company, at any time prior to the close of business on the second Business Day prior to the Redemption Date; or

            (c)   the Company elects to:

                  (i) distribute to all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of such distribution, Common Stock at less than the Sale Price of the Common Stock at the time of such distribution;

                  (ii) distribute to all holders of Common Stock assets, debt, securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Board of Directors exceeding 15% of the Sale Price of the Common Stock on the day preceding the declaration date for such distribution; or

                  (iii) become a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other property, in which case a Holder may surrender securities for conversion at any time from and after the date which is 15 days prior to the date the Company designates as the anticipated effective time for the transaction until 15 days after the actual effective date of such transaction.

            In the case of the foregoing clauses (c)(i) and (ii), the Company must notify the Holders of Securities at least 20 days prior to the ex-dividend date for such distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at any time thereafter until the earlier of the close of business on the Business Day prior to the ex-dividend date or the Company's announcement that such distribution will not take place.

            If this Security is called for redemption, the Holder may convert it at any time before the close of business on the second Business Day prior to the Redemption Date. A Security in respect of which a Holder has delivered a Purchase Notice or a Fundamental Change Purchase Notice to require the Company to purchase such Security or to purchase such Security may be converted only if the Purchase Notice or Fundamental Change Purchase Notice is withdrawn in accordance with the terms of the Indenture.

            The initial Conversion Rate is 11.410 shares of Common Stock per Security with a $1,000 Principal Amount at Maturity, subject to adjustment upon the occurrence of certain events described in Section 3.7 of the Indenture and in accordance with Section 3.8 thereof. The Conversion Rate will not be adjusted for accrued Original Issue Discount or accrued and unpaid interest, if any. The Company shall deliver Cash in lieu of any fractional share of Common Stock. If a Holder converts more than one Security at the same time, the amount of Cash paid for the current market value of the fractional share upon the conversion shall be based on the total Principal Amount at Maturity of the Securities converted.

            In the event the Company exercises its option pursuant to Section
3.9 of the Indenture to convert the Securities to Semi-Annual Cash Pay Notes, the Holder will be entitled on conversion to receive the same number of shares of Common Stock such Holder would have received if the Company had not exercised such option. If the Company exercises such option, Securities surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next Interest Payment Date (except Securities with respect to which the Company has mailed a Notice of Redemption indicating such Securities are to be redeemed on a date within this period or on the next Interest Payment Date) must be accompanied by payment of an amount equal to the interest thereon that the registered Holder is to receive. Except where Securities surrendered for conversion are so surrendered after a Regular Record Date but prior to the opening of business on the corresponding Interest Payment Date (in which case such converting Holder shall receive a final interest payment on such Interest Payment Date, which interest payment may be repayable to the Company upon conversion as described in this paragraph), no interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

            To convert this Security a Holder must (1) complete and manually sign the conversion notice on the back of this Security (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) surrender this Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

            A Security for which a Holder has delivered a Purchase Notice or a Fundamental Change Purchase Notice in accordance with the terms of the Indenture may be converted only if such notice has been withdrawn pursuant to Section 3.3 of the Indenture.

            A Holder may convert a portion of this Security only if the Principal Amount at Maturity of such portion is $1,000 or multiple of $1,000. No payment or adjustment shall be made for dividends on or other distributions with respect to any Common Stock except as provided in the Indenture. On conversion of this Security, that portion of Accreted Value (or, interest, if the Company has exercised its option provided for in paragraph 9 hereof) attributable to the period from the Issue Date (or, if the Company has exercised the option referred to in paragraph 9 hereof, the later of (x) the date of such exercise and (y) the date on which interest was last paid) to the Conversion Date shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with any Cash payment, if any, in lieu of fractional shares) in exchange for the portion of this Security being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such Cash payment, if any, in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Accreted Value (or interest, if the Company has exercised its option provided for in paragraph 10 hereof) accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such Cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

            If a Holder elects to convert all or any portion of a Security into shares of Common Stock as set forth in Section 3.5 of the Indenture, the Company may choose to satisfy all or any portion of its Conversion Obligation in Cash. If the Company elects to satisfy all or any portion of its Conversion Obligation in Cash at any time other than following the delivery of a Notice of Redemption or within 20 days of the Stated Maturity, the Company will notify such Holder through the Trustee of the dollar amount to be satisfied in Cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) during the Cash Settlement Notice Period. If the Company elects to pay Cash for any portion of the shares otherwise issuable to the Holder, the Holder may retract the conversion notice at any time during the Conversion Retraction Period); no such retraction can be made (and a conversion notice shall be irrevocable) if the Company does not elect to deliver Cash in lieu of shares of Common Stock (other than Cash in lieu of fractional shares). If the conversion notice has not been retracted, then settlement (in Cash and/or shares) will occur on the Business Day following the final day of the Cash Settlement Averaging Period. Settlement amounts will be computed as follows:

            (i) if the Company elects to satisfy the entire Conversion Obligation in shares of Common Stock, the Company will deliver to such Holder a number of shares of Common Stock equal to (1) the aggregate original Principal Amount at Maturity of the Securities to be converted divided by 1,000, multiplied by (2) the Conversion Rate;

            (ii) if the Company elects to satisfy the entire Conversion Obligation in Cash, the Company will deliver to such Holder Cash in an amount equal to the product of:

                  (A) a number equal to (x) the aggregate original Principal
            Amount at Maturity of Securities to be converted divided by 1,000, multiplied by (y) the Conversion Rate, and

                  (B) the average Sales Price of the Common Stock during the
            Cash Settlement Averaging Period on the New York Stock Exchange; and

            (iii) if the Company elects to satisfy a fixed portion (other than 100%) of the Conversion Obligation in Cash, the Company will deliver to such Holder such Cash

      Amount and a number of shares of Common Stock equal to the excess, if any, of the number of shares calculated as set forth in clause (i) above over the number of shares equal to the sum, for each day of the Cash Settlement Averaging Period, of (x) the pro rated portion of the Cash Amount for such day divided by (y) the average Sale Price of the Common Stock on such day.

            Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Purchase Notice or Fundamental Change Purchase Notice exercising such Holder's option to require the Company to repurchase such Security may be converted as described in Section 3.5 or Section 3.6 of the Indenture only if such notice of exercise is withdrawn in accordance with
Section 3.3 thereof.

            If a Holder elects to convert all or any portion of a Security into shares of Common Stock after the Company has delivered a Notice of Redemption or within 20 days of the Stated Maturity, the Company may choose to satisfy all or any portion of the Conversion Obligation in Cash provided the Company notifies such Holder through the Trustee of the dollar amount to be satisfied in Cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is 20 days prior to Stated Maturity or Redemption Date. Settlement amounts will be computed in the same manner as set forth in (a) above except that the "Cash Settlement Averaging Period" shall be the 10 Trading Day period beginning on the day after the Stated Maturity or Redemption Date, as the case may be. Settlement (in Cash and/or shares) will occur on the Business Day following the final day of such Cash Settlement Averaging Period.

            9. TAX EVENT

            (a) From and after (i) the Tax Event Date and (ii) the date the Company exercises such option, whichever is later, at the option of the Company, all of the Security will cease to accrete, and Cash interest shall accrue at the rate of 1.25% per annum on the Restated Principal Amount, equal to the Accreted Value on the Option Exercise Date, and shall be payable semiannually on November 6 and May 6 of each year to holders of record at the close of business on October 15 or April 15 immediately preceding the relevant Interest Payment Date. Interest will be computed on the basis of a 360-day year comprising twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

            (b) Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States.

            10. DEFAULTED INTEREST

            Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall cease to be payable to the registered Holder thereof on the relevant

Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 3.11(c)(ii) of the Indenture.

            11. DENOMINATIONS; TRANSFER; EXCHANGE

            The Securities are in registered form, without coupons, in denominations of $1,000 of Principal Amount at Maturity and multiplies of $1,000. A Holder may transfer or convert Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before any selection of Securities to be redeemed.

            12. PERSONS DEEMED OWNERS

            The registered Holder of this Security may be treated as the owner of this Security for all purposes.

            13. UNCLAIMED MONEY OR PROPERTY

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

            14. AMENDMENT; SUPPLEMENT; WAIVER

            Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in Principal Amount at Maturity of the outstanding Securities, and any past default or compliance with any provision relating to the Securities may be waived in a particular instance with the consent of the Holders of a majority in Principal Amount at Maturity of the outstanding Securities. Without the consent of any Holder, the Company and the Trustee, may amend or supplement the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, to comply with Article V of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities (so long as any uncertificated Securities are in registered form for purposes of The Internal Revenue Code of 1986, as amended), to make any change that does not adversely affect the rights of any Holder, to make any change to comply with the TIA or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, or to add to the covenants or obligations of the Company under the Indenture or surrender any right, power or option conferred by the Indenture on the Company.

            15. SUCCESSOR CORPORATION

            When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor corporation will be released from those obligations.

            16. TRUSTEE DEALINGS WITH THE COMPANY

            The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

            17. NO RECOURSE AGAINST OTHERS

            A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

            18. AUTHENTICATION

            This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

            19. ABBREVIATIONS

            Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

                                                                     EXHIBIT A-2

                            FORM OF CONVERSION NOTICE

To:   Allergan, Inc.

            The undersigned registered holder of this Security hereby exercises the option to convert this Security, or portion hereof (which is $1,000 Principal Amount at Maturity or a multiple thereof) designated below, for shares of Common Stock of Allergan, Inc. in accordance with the terms of the Indenture referred to in this Security, and directs that the shares, if any, issuable and deliverable upon such conversion, together with any check for cash deliverable upon such conversion, and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

            This notice shall be deemed to be an irrevocable exercise of the option to convert this Security.

Dated:



                                            ______________________________

                                            ______________________________

                                                      Signature(s)



Fill in for registration of shares if to be delivered, and Security if to be issued other than to and in the name of registered holder:

______________________________
(Name)

______________________________
(Street Address)

______________________________
(City, State and Zip Code)

(please print name and address)

Principal Amount at Maturity to
be converted (if less than all):  $__,000

Social Security or Other Taxpayer Number: ___________________________

                                                                     EXHIBIT A-2

                   FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

               Option to Elect Purchase Upon a Fundamental Change

To:   Allergan, Inc.

            The undersigned registered holder of this Security hereby acknowledges receipt of a Notice from Allergan, Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase this Security, or the portion hereof (which is $1,000 Principal Amount at Maturity or a multiple thereof) designated below, in accordance with the terms of paragraph 6 of this Security and the Indenture referred to in this Security, and directs that the check in payment for this Security or the portion thereof (or, if the Company elects in accordance with Section 3.3(c) of the Indenture, Common Stock) and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Securities not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated: _____________________


                                             ______________________________
                                                      Signature(s)



Fill in for registration of shares if
to be delivered, and Securities if
to be issued other than to and
in the name of registered holder:


______________________________
(Name)

______________________________
(Street Address)

______________________________
(City, State and Zip Code)

(please print name and address)

Principal Amount at Maturity to be purchased (if less than all):  $__,000

Certificate Numbers of the Securities to be purchased (if certificated):
____________________________________


Social Security or Other Taxpayer Number:  ____________________________

            If the Company has elected to pay the Fundamental Change Purchase Price, in whole or in part, in Common Stock but such portion of the Fundamental Change Purchase Price shall ultimately be payable in Cash because any of the conditions to the payment of the Fundamental Change Purchase Price in Common Stock are not satisfied I elect [check one]:

            __ to withdraw such Purchase Notice as to the Securities to which such Fundamental Change Purchase Notice relates in the Principal Amount at Maturity of $_____,000, with certificate numbers _________, or

            __ to receive Cash in respect of the entire Fundamental Change Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates.

[FOR INCLUSION ONLY IF THIS SECURITY BEARS A RESTRICTED SECURITIES LEGEND] In connection with any transfer of any of the Securities evidenced by this certificate which are "restricted securities" (as defined in Rule 144 (or any successor thereto) under the Securities Act), the undersigned confirms that such Securities are being transferred:

      CHECK ONE BOX BELOW

      (1)         to the Company; or

      (2) pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

      (3) pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

      (4) pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such certifications and other information, and if box (4) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933; provided that this paragraph shall not be applicable to any Securities which are not "restricted securities" (as defined in Rule 144 (or any successor thereto) under the Securities Act).

       Your Signature:_______________________________________________
                             (Sign exactly as your name appears on the
                                    other side of this Security)

       Date: ______________________

       Medallion Signature Guarantee: _____________________

                                 ASSIGNMENT FORM

            If you the Holder want to assign this Security, fill in the form below:

            I or we assign and transfer this Security to

_______________________________________________________________________________

_______________________________________________________________________________

            (Insert assignee's social security or tax ID number)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

            (Print or type assignee's name, address, and zip code) and irrevocably appoint

_______________________________________________________________________________

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

_______________________________________________________________________________

Date:____________________             Your signature: _______________________


            (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee: __________________________________________________________

            Signature must be guaranteed by participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

            SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

      Initial Principal Amount of Global Security: _________________________


                                                           Principal
                    Amount of           Amount of           Amount of
                   Increase in         Decrease in           Global            Notation by
                    Principal           Principal        Security After       Registrar or
                    Amount of           Amount of          Increase or          Security
Date             Global Security      Global Security        Decrease            Custodian



                                                                       EXHIBIT B

                     FORM OF FACE OF CERTIFICATED SECURITY

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUE HEREOF (OR ANY PREDECESSOR SECURITY HEREOF) OR (Y) BY ANY HOLDER THAT WAS AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE I44A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE I44A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR
(2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

      The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

                                ALLERGAN, INC.

                Zero Coupon Convertible Senior Notes due 2022

                                 CUSIP: [      ]
                          Issue Date: November 6, 2002
             Issue Price: 77.941% of Principal Amount at Maturity

      ALLERGAN, INC., a corporation duly organized and existing under the laws of the State of Delaware, promises to pay to Cede & Co., or registered
assigns, the Principal Amount at Maturity of $         on November 6, 2022.

      This Security shall not bear interest except as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

      Additional provisions of this Security are set forth on the other side of this Security.

Dated:



                                          ALLERGAN, INC.


                                          By: ______________________________
                                              Title:


                                          Attest:
                                             By: ___________________________
                                                 Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION
    as Trustee, certifies that this is one
    of the Securities referred to in the
    within-mentioned Indenture.

By: ___________________________
    Authorized Signatory

Dated: ________________________

                    [FORM OF REVERSE OF CERTIFICATED SECURITY
                           IS IDENTICAL TO EXHIBIT A]

                                                                       EXHIBIT C

                          FORM OF TRANSFER CERTIFICATE

       In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $_____________ principal amount of the above-captioned Securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), the undersigned confirms that such Securities are being transferred:

      CHECK ONE BOX BELOW:

      (1)          to the Company; or

      (2) pursuant to and in compliance with Rule I44A under the Securities Act of 1933; or

      (3) pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

      (4) pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

      Unless one of the boxes is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such certifications and other information, and if box (4) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933; provided that this paragraph shall not be applicable to any Securities which are not "restricted securities" (as defined in Rule 144 (or any successor thereto) under the Securities Act).

       Your Signature:       _______________________________________________
                             (Sign exactly as your name appears on the
                                   other side of this Security)

      Date: _______________________________

      Medallion Signature Guarantee: ___________

                                                                       EXHIBIT D

                     FORM OF RESTRICTED COMMON STOCK LEGEND

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO, INCLUDING THE RELATED DEBENTURE) OR (Y) BY ANY HOLDER THAT WAS AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY 1S ELIGIBLE FOR RESALE PURSUANT TO RULE l44A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE)
UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT."

                                                                       EXHIBIT E

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                           OF RESTRICTED COMMON STOCK

              (Transfers pursuant to Section 2.6 of the Indenture)

[NAME AND ADDRESS OF COMMON STOCK TRANSFER AGENT]

       Re: Allergan, Inc. Zero Coupon Convertible Senior Notes due 2022 (the "Securities")

      Reference is hereby made to the Indenture dated as of November 6, 2002 (the "Indenture") between Allergan, Inc. and Wells Fargo Bank, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

      This letter relates to __________ shares of Common Stock represented by the accompanying certificate(s) that were issued upon conversion of Securities and which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such Common Stock.

      In connection with the transfer of such shares of Common Stock, the undersigned confirms that such shares of Common Stock are being transferred:

      CHECK ONE BOX BELOW:

      (1)          to the Company; or

      (2) pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

      (3) pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

      (4) pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

      Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any person other than the registered holder thereof, provided, however, that if box (3) or (4) is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications and other information, and if box (4) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                           [Name of Transferor],



                                          By: ______________________________
                                              Title:


Dated: ___________________


                                      E-2